PROSPECTUS SUPPLEMENT (To Prospectus dated December 23, 2008)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-156423

GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

Performance Leveraged Upside SecuritiesSM (“PLUSSM”)
Linked to One or More Commodities, Commodity Indices
or Commodity Exchange-Traded Funds

We, Morgan Stanley, may offer from time to time performance leveraged upside securities, which we refer to as PLUSSM, that are linked to the performance of commodities.  They may be linked to a single commodity, a commodity index or a commodity exchange-traded fund, which we refer to as commodity ETF, or to a basket which may consist of two or more commodities, commodity indices and/or commodity ETFs as specified in the applicable pricing supplement.  We refer to any such basket as a “basket of commodities” and any single commodity, commodity index, commodity ETF or basket of commodities that may underlie the PLUS as the “underlying asset.”  The specific terms of any such PLUS that we offer, including the name(s) of the underlying asset(s), will be included in a pricing supplement.  If the terms described in the applicable pricing supplement are inconsistent with those described in this prospectus supplement for PLUS or in the accompanying prospectus, the terms described in the applicable pricing supplement will prevail.  The PLUS will have the following general terms:

•        The PLUS do not guarantee the return of principal at maturity.

•       At maturity, the PLUS will pay an amount in cash that may be more or less than the principal amount of each PLUS based on the change in value of the underlying asset over the life of the PLUS.

•       The PLUS provide exposure to both increases and decreases in the value of the underlying asset.  The exposure to potential increases in the case of bull market PLUS, or to potential decreases in the case of bear market PLUS, is leveraged, generally up to a maximum payment amount per PLUS.

•      The PLUS will be senior unsecured obligations of ours.

•      The PLUS will be held in global form by The Depository Trust Company, unless the pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the PLUS, including any changes to the terms specified in this prospectus supplement.  See “Description of PLUS” on S-30.

 Investing in the PLUS involves risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page S-24.

 The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated, our wholly owned subsidiary, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent.  The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale.  The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. Incorporated may use this prospectus supplement, the applicable pricing supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY
June 24, 2009

For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this prospectus supplement and the accompanying prospectus relating to the PLUS, see the section of this prospectus supplement called “Plan of Distribution.”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  Neither this prospectus supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The PLUS have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The PLUS may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the PLUS or distribution of this prospectus supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

No action has been taken to permit an offering of the PLUS to the public in Hong Kong as the PLUS have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the PLUS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This prospectus supplement and the accompanying prospectus may not be publicly distributed in Mexico.

The agent and each dealer represent and agree that they will not offer or sell the PLUS nor make the PLUS the subject of an invitation for subscription or purchase, nor will they circulate or distribute this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS, whether directly or indirectly, to persons in Singapore other than:

(a)           an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)           an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)           a person who acquires the PLUS for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)           otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

TABLE OF CONTENTS

	Page		Page

Prospectus Supplement		The S&P GSCI™ Industrial Metals Index - Excess Return	I-8
		The S&P GSCI™ Light Energy Commodity Index - Excess Return	I-9
Summary	S-5	The S&P GSCI™ Livestock Index - Excess Return	I-9
Hypothetical Payments on the PLUS at Maturity	S-16	The S&P GSCI™ Precious Metals Index - Excess Return	I-9
Risk Factors	S-24	The S&P GSCI™ Sugar Index - Excess Return	I-9
Description of PLUS	S-30	The S&P GSCI™ - ER may in the future include contracts that are not traded on regulated futures exchanges	I-10
Use of Proceeds and Hedging	S-48	Higher future prices of S&P GSCI™ - ER commodities relative to their current prices may decrease the amount payable at maturity	I-10
PLUS Offered on a Global Basis	S-49	Certain Additional Commodity Index Information	II-1
Benefit Plan Investor Considerations	S-49	The Dow Jones-UBS Commodity IndexSM	II-1
United States Federal Taxation	S-50	The S&P GSCI™ - ER	II-5
Plan of Distribution	S-56	The S&P GSCI™	II-6
Certain Additional Commodity and Commodity Index Risks	I-1
High Grade Primary Aluminum	I-1	Prospectus
Brent Crude Oil	I-1
Coal - API	I-2	Summary	1
Copper - Grade A	I-2	Risk Factors	5
Corn - CBOT	I-2	Where You Can Find More Information	7
Cotton No. 2 - NYBOT	I-2	Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends	9
Gold	I-2	Morgan Stanley	10
Standard Lead	I-3	Use of Proceeds	11
Natural Gas	I-3	Description of Debt Securities	11
New York Harbor No. 2 Heating Oil	I-3	Description of Units	37
Palm Oil	I-3	Description of Warrants	42
Primary Nickel	I-4	Description of Purchase Contracts	45
Platinum	I-4	Description of Capital Stock	46
RBOB Gasoline	I-4	Forms of Securities	56
Silver	I-5	Securities Offered on a Global Basis through the Depositary	60
Soybeans - CBOT	I-5	United States Federal Taxation	64
Soybean Meal - CBOT	I-5	Plan of Distribution	68
Sugar #11 (World) - NYBOT	I-5	Legal Matters	70
Wheat - CBOT	I-5	Experts	70
West Texas Intermediate Light Sweet Crude Oil	I-6	Benefit Plan Investor Considerations	71
Special High-Grade Zinc	I-6
The S&P GSCI™ Agricultural Index - Excess Return	I-6
The S&P GSCI™ Corn Index - Excess Return	I-7
The S&P GSCI™ Cotton Index - Excess Return	I-7
The S&P GSCI™ Crude Oil Index - Excess Return	I-7
The S&P GSCI™ Energy Index - Excess Return	I-7
The S&P GSCI™ Gold Index - Excess Return	I-8
The S&P GSCI™ Grains Index - Excess Return	I-8

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any applicable pricing supplement.  We have not authorized anyone else to provide you with different or additional information.  We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.  As used in this prospectus supplement, the “Company,” “we,” “us,” and “our” refer to Morgan Stanley.

SUMMARY

The following summary describes the performance leveraged upside securities linked to a single commodity, a commodity index, a commodity exchange-traded fund (“commodity ETF”) or a basket of commodities, which we refer to as the underlying asset, that we, Morgan Stanley, may offer from time to time, in general terms only.  You should read the summary together with the more detailed information contained in this prospectus supplement, in the accompanying prospectus and in the applicable pricing supplement.  We may also prepare free writing prospectuses that describe particular issuances of PLUS.  Any free writing prospectus should also be read in connection with this prospectus supplement and the accompanying prospectus.  For purposes of this prospectus supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell the PLUS primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously.  The PLUS we offer under this prospectus supplement are among the notes we refer to as our Series F medium-term notes.  We refer to the offering of the Series F medium-term notes as our Series F program.  See “Plan of Distribution” in this prospectus supplement.

“Performance Leveraged Upside Securities” and “PLUS” are our service marks.

General terms of the PLUS
Unlike ordinary debt securities, the PLUS do not guarantee the return of principal at maturity.  The PLUS generally do not pay interest, but may do so if so specified in the applicable pricing supplement.  At maturity, the PLUS will pay an amount in cash based on the performance of the underlying asset over the life of the PLUS.

Payment at maturity
For PLUS that pay you a leveraged positive return if the underlying asset increases in value and expose you to risk of loss if the underlying asset decreases in value, which we refer to as “Bull Market PLUS,” you will receive for each PLUS that you hold at maturity an amount in cash depending on the value of the underlying asset on the specified valuation date, determined as follows:

• If the final value is greater than the initial value, you will receive for each PLUS that you hold a payment at maturity equal to:

stated principal amount per PLUS + leveraged upside payment,

subject to a maximum payment at maturity specified in the applicable pricing supplement,

where,

stated principal amount	=	the stated principal amount per PLUS payable on the maturity date, as specified in the applicable pricing supplement

leveraged upside payment	=

, depending on whether the PLUS is linked to a single commodity, a commodity index, a commodity ETF or a basket of commodities.

leverage factor	=	the percentage specified in the applicable pricing supplement

commodity percent increase	=	final commodity price − initial commodity price
initial commodity price

index percent increase	=	final index value − initial index value
initial index value

share percent increase	=	final share price − initial share price
initial share price

basket percent increase	=
The sum of the products of (x) the final basket commodity price for each basket commodity minus the initial basket commodity price for such basket commodity divided by the initial basket commodity price of such basket commodity times (y) the basket commodity weighting for such basket commodity.

Each such product for a basket commodity may be expressed by the following formula:

•  If the final value is less than or equal to the initial value, you will receive for each PLUS that you hold a payment at maturity that is less than the stated principal amount of each PLUS by an amount proportionate to the decrease in value of the underlying asset and that will be equal to:

stated principal amount × commodity performance factor
OR
stated principal amount × index performance factor
OR
stated principal amount × share performance factor
OR
stated principal amount × basket performance factor
, depending on whether the PLUS is linked to a single commodity, a commodity index, a commodity ETF or a basket of commodities.

where,

basket performance factor	=
The sum of the products of (x) the final basket commodity price for each basket commodity divided by the initial basket commodity price for such basket commodity times (y) the basket commodity weighting for such basket commodity.

Each such product may be expressed by the following formula:

Because in this scenario the commodity performance factor, the index performance factor, the share performance factor and the basket performance factor will, in each case, be less than or equal to 1.0, this payment will be less than or equal to the stated principal amount.

For purposes of determining the commodity percent increase, index percent increase, share percent increase and basket percent increase (or the commodity percent decrease, index percent decrease, share percent decrease and basket percent decrease, described below under “Bear Market PLUS”) and the commodity performance factor, index performance factor, share performance factor and basket performance factor, and the commodity return, index return, share return and basket return, we use the following terms:

initial commodity price	=
the price of the underlying commodity on the day we price the PLUS for initial sale to the public, which we refer to as the pricing date, unless otherwise specified in the applicable pricing supplement

final commodity price	=	the price of the underlying commodity on the valuation date, as specified in the applicable pricing supplement

initial index value	=	the official settlement price of the underlying commodity index on the pricing date, unless otherwise specified in the applicable pricing supplement

final index value	=	the official settlement price of the underlying commodity index on the valuation date, as specified in the applicable pricing supplement

initial share price	=	the closing price of one share of the underlying commodity ETF times the adjustment factor, each on the pricing date, unless otherwise specified in the applicable pricing supplement

final share price	=	the closing price of one share of the underlying commodity ETF times the adjustment factor, each on the valuation date, as specified in the applicable pricing supplement

adjustment factor	=	a number which is initially 1.0 and will be subject to adjustment for certain events affecting the shares of the underlying commodity ETF

initial basket commodity price	=	for each basket commodity, the relevant initial commodity price, initial index value or initial share price, as applicable

final basket commodity price	=	for each basket commodity, the relevant final commodity price, final index value or final share price, as applicable

basket commodity weighting	=	the percentage of the whole basket of commodities initially assigned to a particular basket commodity

Certain issuances of bull market PLUS will not be subject to a maximum payment at maturity and in such cases the leveraged upside payment will not be capped.

Bear Market PLUS

For issuances of PLUS that pay you a leveraged positive return if the underlying asset decreases in value and expose you to risk of loss if the underlying asset increases in value, which we will refer to as “Bear Market PLUS,” you will receive for each PLUS that you hold an amount in cash based inversely upon the performance of the underlying asset on the specified valuation date, determined as follows:

• If the final value is less than the initial value, you will receive for each PLUS that you hold a payment at maturity equal to:

stated principal amount per PLUS + enhanced downside payment,

subject to a maximum payment at maturity, if any, which will be specified in the applicable pricing supplement,

where,

stated principal amount	=	the stated principal amount per PLUS payable on the maturity date, as specified in the applicable pricing supplement

enhanced downside payment	=	, depending on whether the PLUS is linked to a single commodity, a commodity index, a commodity ETF or a basket of commodities.

leverage factor	=	the percentage specified in the applicable pricing supplement

commodity percent decrease	=	initial commodity price − final commodity price
initial commodity price

index percent decrease	=	initial index value − final index value
initial index value

share percent decrease	=	initial share price − final share price
initial share price

basket percent decrease	=
The sum of the products of (x) the initial basket commodity price for each basket commodity minus the final basket commodity price for such basket commodity divided by the initial basket commodity price of such basket commodity times (y) the basket commodity weighting for such basket commodity.

Each such product for a basket commodity may be expressed by the following formula:

•       If the final value is greater than or equal to the initial value, you will receive for each PLUS that you hold a payment at maturity that is less than the stated principal amount of each PLUS by an amount proportionate to the increase in the value of the underlying asset and that will be equal to:

stated principal amount per PLUS  –  upside reduction amount

, subject to the minimum payment at maturity, which will be $0, unless otherwise specified in the applicable pricing supplement,

where,

upside reduction amount	=	stated principal amount × commodity percent increase

OR

stated principal amount × index percent increase

OR

stated principal amount × share percent increase

OR

stated principal amount × basket percent increase

, depending on whether the PLUS is linked to a single commodity, a commodity index, a commodity ETF or a basket of commodities.

and where,

commodity percent increase	=	final commodity price − initial commodity price
initial commodity price

index percent increase	=	final index value − initial index value
initial index value

share percent increase	=	final share price − initial share price
initial share price

basket percent increase	=
The sum of the products of (x) the final basket commodity price for each basket commodity minus the initial basket commodity price for such basket commodity divided by the initial basket commodity price of such basket commodity times (y) the basket commodity weighting for such basket commodity.

Each such product for a basket commodity may be expressed by the following formula:

Under no circumstances will the bear market PLUS pay less than the minimum payment at maturity.

In each applicable pricing supplement, we will provide a graph titled “Hypothetical Payments on the PLUS at Maturity,” which will illustrate the performance of the particular issuance of PLUS at maturity over a range of hypothetical percentage changes in the underlying commodity, commodity index, commodity ETF or basket of commodities, as applicable.  You should also review the graphs in the section of this prospectus supplement titled “Hypothetical Payments on the PLUS at Maturity,” which provide illustrations of the payments for both bull market PLUS and bear market PLUS over a range of hypothetical changes in the underlying value.

Other features of PLUS	Certain PLUS may have features that differ from the basic PLUS described above. An issuance of PLUS could combine one or more of the features listed below.

Buffered PLUS

For issuances of PLUS with a buffer amount, which we refer to as “Buffered PLUS,” the payment at maturity will be determined as follows.

For Bull Market Buffered PLUS, the payment at maturity for each stated principal amount of Buffered PLUS that you hold will be an amount in cash based upon the value of the underlying asset on the specified valuation date, determined as follows:

• if the final value is greater than the initial value,

stated principal amount + leveraged upside payment,

subject to a maximum payment at maturity, if any, specified in the applicable pricing supplement;

• if the final value is less than or equal to the initial value but has decreased by an amount less than or equal to the buffer amount from the initial value,

stated principal amount; or

•       if the final value is less than the initial value and has decreased by an amount greater than the buffer amount from the initial value, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity or not, which are as follows:

º if there is a minimum payment at maturity, the payment at maturity will be:

, depending on whether the PLUS is linked to a single commodity, a commodity index, a commodity ETF or a basket of commodities.

➢ This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount of Buffered PLUS will not be less than the minimum payment at maturity, which will be equal to the stated principal amount times the buffer amount.

º if there is no minimum payment at maturity, the payment at maturity will be:

, depending on whether the PLUS is linked to a single commodity, a commodity index, a commodity ETF or a basket of commodities.

➢ Because in this scenario the sum of the commodity return, index return, share return or basket return, as applicable, and the buffer amount will be less than zero, the payment at maturity will be less than the stated principal amount and may be equal to, but no less than, zero.

where,

buffer amount	=
for bull market Buffered PLUS, the percentage specified in the applicable pricing supplement by which the final value of the underlying asset may decline from its initial value before you will lose any part of the stated principal amount per Buffered PLUS.

downside factor	=	for bull market Buffered PLUS, the factor specified in the applicable pricing supplement by which any percentage decline in the value of the underlying asset beyond the buffer amount is multiplied.

basket return	=
The sum of the products of (x) the final basket commodity price for each basket commodity minus the initial basket commodity price for such basket commodity divided by the initial basket commodity price of such basket commodity times (y) the basket commodity weighting for such basket commodity.

Each such product for a basket commodity may be expressed by the following formula:

For Bear Market Buffered PLUS, the payment at maturity for each stated principal amount of Buffered PLUS that you hold will be an amount in cash based upon the value of the underlying asset on the specified valuation date, determined as follows:

• if the final value is less than the initial value,

stated principal amount + enhanced downside payment,

subject to a maximum payment at maturity, if any, specified in the applicable pricing supplement;

• if the final value is greater than or equal to the initial value but has increased by an amount less than or equal to the buffer amount from the initial value,

stated principal amount; or

• if the final value is greater than the initial value and has increased by an amount greater than the buffer amount from the initial value, the payment at maturity will be:

(stated principal amount – upside reduction amount) + minimum payment at maturity

➢ This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount of Buffered PLUS will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount, unless otherwise indicated in the applicable pricing supplement.

➢ The payment at maturity in this scenario will be less than the stated principal amount and may be equal to, but no less than, zero.
where,

buffer amount =
for bear market Buffered PLUS, the percentage specified in the applicable pricing supplement by which the final value of the underlying asset may increase from its initial value before you will lose any part of the stated principal amount per Buffered PLUS

See “Description of PLUS—General Terms of PLUS—Some Definitions” for the definition of terms related to Buffered PLUS.

PLUS with Multiple Valuation Dates

For issuances of PLUS that have multiple valuation dates, which will be specified in the applicable pricing supplement, the applicable provisions described above under “—Payment at maturity” or “—Other features of PLUS—Buffered PLUS” will apply, except that, in lieu of the final commodity price, final index value, final share price or final basket commodity price, as applicable, we will use the final average commodity price, final average index value, final average share price or final average basket commotity price, defined as follows:

•
the final average commodity price will equal the arithmetic average of the prices of the underlying commodity on the relevant valuation dates, as calculated by the Calculation Agent on the final valuation date;

•
the final average index value will equal the arithmetic average of the closing values of the underlying commodity index on the relevant valuation dates, as calculated by the Calculation Agent on the final valuation date;

•
the final average share price will equal the arithmetic average of the products of the closing price of the shares of the underlying commodity ETF and the adjustment factor, each as determined, on the relevant valuation dates, as calculated by the Calculation Agent on the final valuation date; and

•
the final average basket commodity price with respect to each basket commodity will equal the final average commodity price, the final average index value or the final average share price, as applicable, for such basket commodity.

See “Description of PLUS—General Terms of PLUS—Some Definitions” for the definition of terms related to PLUS with multiple valuation dates.

Your return on any PLUS will be limited by the maximum payment at maturity
Unless the applicable pricing supplement for a PLUS does not specify a maximum payment at maturity, your return on the PLUS will be limited by the maximum payment at maturity.  Although the leverage factor provides increased exposure to any increase, in the case of a bull market PLUS, or decrease, in the case of a bear market PLUS, in the value of the underlying asset at maturity, the payment at maturity will never exceed the maximum payment at maturity, which will be a fixed percentage over the original public offering price per PLUS.  Further, in the event of any decrease, in the case of a bull market PLUS, or increase, in the case of a bear market PLUS, you will realize the entire decline.  As a result, you may receive less, and possibly significantly less, than the original public offering price per PLUS.

Issue price of the PLUS includes commissions and projected profit
The issue price of the PLUS, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PLUS.  See “Risk Factors—The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices” and “Use of Proceeds and Hedging.”

Postponement of	If the scheduled valuation date or final valuation date, as applicable, is not a trading day or an index business day, as applicable, or if a market disruption event occurs on that day

maturity date	so that the valuation date or final valuation date, as applicable, falls less than two business days prior to the scheduled maturity date, the maturity date of the PLUS will be postponed until the second business day following that valuation date or final valuation date, as applicable, as postponed.

Other terms of the PLUS
•      The PLUS may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement and may pay such interest, if any, on the dates specified in the applicable pricing supplement.

• The PLUS will be denominated in U.S. dollars unless we specify otherwise in the applicable pricing supplement.

• You will not have the right to present the PLUS to us for repayment prior to maturity unless we specify otherwise in the applicable pricing supplement.

• We may from time to time, without your consent, create and issue additional PLUS with the same terms as PLUS previously issued so that they may be combined with the earlier issuance.

• The PLUS will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

MSCG and MS & Co. are initially appointed as Calculation Agents
We have initially appointed our affiliate, Morgan Stanley Capital Group, Inc. or its successors, which we refer to as MSCG, to act as Calculation Agent for us with respect to the PLUS linked to single commodities or commodity indices, and Morgan Stanley & Co. Incorporated, or its successors, which we refer to as MS & Co., to act as Calculation Agent for us with respect to the PLUS linked to commodity ETFs.  The Calculation Agent will determine the initial commodity price, initial index value or initial share price as applicable, the final commodity price, final index value or final share price (or final average commodity price, final average index value or final average share price), as applicable, the percentage change in the value of the underlying asset, the payment at maturity and whether a market disruption event has occurred.  All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

Forms of securities
The PLUS will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form.  We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities—The Depositary” in the prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

Where you can find more information on the PLUS
Because this is a summary, it does not contain all of the information that may be important to you.  You should read the “Description of PLUS” section in this prospectus supplement and the “Description of Debt Securities” section in the prospectus for a detailed description of the terms of the PLUS.  You should also read about some of the risks involved in investing in the PLUS in the section of this prospectus supplement called “Risk Factors.”

We urge you to consult with your investment, legal, accounting and other advisers with regard to any investment in the PLUS.

How to reach us	You may contact your local Morgan Stanley branch office or call us at (800) 223-2440.

HYPOTHETICAL PAYMENTS ON THE PLUS AT MATURITY

Bull Market PLUS:

Assuming an issuance of bull market PLUS linked to a single commodity with the hypothetical terms given below, the following graph illustrates the payment at maturity on each PLUS for a range of hypothetical percentage changes in the underlying commodity.  The graph does not illustrate every percentage change that may occur.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity.  The graph is based on the following hypothetical terms:

•	stated principal amount:	$10
•	initial commodity price:	$100
•	leverage factor:	200%
•	maximum payment at maturity:	$12 (120% of the stated principal amount)

Where the final commodity price is greater than the initial commodity price, the payment at maturity on the PLUS reflected in the graph below is greater than the $10 stated principal amount per PLUS, but in all cases is subject to the maximum payment at maturity.  Where the final commodity price is less than or equal to the initial commodity price, the payment at maturity on the PLUS reflected in the graph below is less than or equal to the $10 stated principal amount per PLUS.

In the hypothetical example below you will realize the maximum payment at maturity at a final commodity price of 110% of the hypothetical initial commodity price.  For example, for a hypothetical initial commodity price of $100, you would realize the maximum payment at maturity at a final commodity price of $110 because of the leverage factor.  You will not share in increases in the final commodity price above 120% of the hypothetical initial commodity price.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final commodity price exceeds 110% of the hypothetical initial commodity price.

Bear Market PLUS:

Assuming an issuance of bear market PLUS linked to a commodity index with the hypothetical terms given below, the following graph illustrates the payment at maturity on each bear market PLUS for a range of hypothetical percentage changes in the value of the underlying commodity index.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity.  The graph is based on the following hypothetical terms:

•	stated principal amount:	$10
•	initial index value:	1,000
•	leverage factor:	400%
•	maximum payment at maturity:	$14 (140% of the stated principal amount)
•	minimum payment at maturity:	$2 (20% of the stated principal amount)

Where the final index value is less than or equal to the initial index value, the payment at maturity on the bear market PLUS reflected in the graph below is greater than or equal to the $10 stated principal amount per bear market PLUS, but in all cases is subject to the maximum payment at maturity.  Where the final index value is greater than the initial index value, the payment at maturity on the bear market PLUS reflected in the graph below is less than the $10 stated principal amount per bear market PLUS but in all cases is subject to the minimum payment at maturity.

In the hypothetical example below you will realize the maximum payment at maturity at a final index value of 90% of the hypothetical initial index value.  For example, if the initial index value were equal to 1,000, you would realize the maximum payment at maturity at a final index value of 900 because of the leverage factor.  You will not share in decreases in the final index value below 60% of the hypothetical initial index value.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final index value decreases below 90% of the hypothetical initial index value.

Bull Market Buffered PLUS (Minimum Payment at Maturity = Stated Principal Amount x Buffer Amount):

Assuming an issuance of bull market Buffered PLUS linked to a commodity ETF with the hypothetical terms given below, the following graph illustrates the payment at maturity on each Buffered PLUS for a range of hypothetical percentage changes in the price of the shares of the underlying commodity ETF.  The graph does not illustrate every percentage change that may occur.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity while the Buffer Zone illustrates the buffer effect in the event of a decline in the price of the shares of the underlying commodity ETF.  The graph is based on the following hypothetical terms:

•	stated principal amount:	$10	•	initial share price:	$50
•	leverage factor:	200%	•	buffer amount:	15%
•	minimum payment at maturity:	$1.50	•	maximum payment at maturity:	$11.60 (116% of the stated principal amount)

Where the final share price is greater than the initial share price, the payment at maturity on the Buffered PLUS reflected in the graph below is greater than the $10 stated principal amount per Buffered PLUS, but in all cases is subject to the maximum payment at maturity.

Where the final share price is less than or equal to the initial share price but has decreased by an amount less than or equal to the buffer amount from the initial share price, the payment at maturity on the Buffered PLUS reflected in the graph below is $10.

Where the final share price is less than the initial share price and has decreased by an amount greater than the buffer amount from the initial share price, the payment at maturity on the Buffered PLUS reflected in the graph below is less than the $10 stated principal amount per Buffered PLUS, but in all cases is subject to the minimum payment at maturity.

In the hypothetical example below you will realize the maximum payment at maturity at a final share price of 108% of the hypothetical initial share price.  For example, for a hypothetical initial share price of $50, you would realize the maximum payment at maturity at a final share price of $54 because of the leverage factor.  You will not share in increases in the final share price above 116% of the hypothetical initial share price.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final share price exceeds 108% of the hypothetical initial share price.

Bull Market Buffered PLUS (Minimum Payment at Maturity = $0):

Assuming an issuance of bull market Buffered PLUS linked to a basket of commodities with the hypothetical terms given below, the following graph illustrates the payment at maturity on each Buffered PLUS for a range of hypothetical percentage changes in the value of the underlying basket of commodities.  The graph does not illustrate every percentage change that may occur.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity while the Buffer Zone illustrates the buffer effect in the event of a decline in the value of the underlying basket of commodities.  The graph is based on the following hypothetical terms:

•	stated principal amount:	$10	•	downside factor:	1.111
•	leverage factor:	200%	•	buffer amount:	10%
•	minimum payment at maturity:	$0	•	maximum payment at maturity:	$12 (120% of the stated principal amount)

Where the basket appreciates as a whole, the payment at maturity on the Buffered PLUS reflected in the graph below is greater than the $10 stated principal amount per Buffered PLUS, but in all cases is subject to the maximum payment at maturity.

Where the basket depreciates as a whole or does not appreciate, but has depreciated by an amount less than or equal to the buffer amount, the payment at maturity on the Buffered PLUS reflected in the graph below is $10.

Where the basket depreciates as a whole by an amount greater than the buffer amount, the payment at maturity on the Buffered PLUS reflected in the graph below is less than the $10 stated principal amount per Buffered PLUS and reflects the downside factor of 1.111.

In the hypothetical example below, you will realize the maximum payment at maturity if there is a basket percent increase of 10% because of the leverage factor.  You will not share in any basket percent increase above 20%.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the basket percent increase exceeds 10%.

For PLUS linked to a basket of commodities, it is important to note that increases in the value of one or more of the basket commodities may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket commodities.

Below is an example of how to calculate the payment at maturity if the basket does not appreciate or depreciates as a whole and therefore the basket performance factor is 1.0 or less based on the hypothetical data in the respective tables below.

Stated principal amount is $10

The basket performance factor is less than 1.0

Basket Commodity	Basket Commodity Weighting	Hypothetical Initial Basket Commodity Price	Hypothetical Final Basket Commodity Price	Percentage Change
X commodity	50%	$10	$5	- 50%
Y commodity index	25%	10	12	+ 20%
Z commodity shares	25%	$10	$13	+ 30%

Basket Performance Factor = sum of the products of (x) the final basket commodity price for each basket commodity divided by the initial basket commodity price of such basket commodity times (y) the basket commodity weighting for such basket commodity:

(final X commodity price / initial X commodity price)  x  0.5; plus

(final Y commodity index value / initial Y commodity index value)  x  0.25; plus

(final Z commodity share price / initial Z commodity shares price)  x  0.25; plus

So, using the final basket commodity prices above:

X commodity  = ($5 / $10) x 0.5  = 0.25; plus

Y commodity index = ($12 / $10) x 0.25  = 0.3; plus

Z commodity shares = ($13 / 10) x 0.25  = 0.325; plus

which equals

basket performance factor   =   0.875

In the above example, the final basket commodity prices (with a combined weighting of 50% of the basket) are each higher than their respective initial basket commodity prices, but the final basket commodity price of X commodity (with a weighting of 50% of the basket) is lower than its initial basket commodity price.  Accordingly, although the final basket commodity prices of two out of the three basket commodities have increased in value over their respective initial basket commodity prices, the final basket commodity price of one basket commodity has declined and, because it has declined further, its decline offsets the increases in the other basket commodities and, consequently, the basket performance factor is less than 1.0.  Therefore, the payment at maturity per PLUS will be less than the $10 stated principal amount and will equal:
$10 times the basket performance factor; or

$10   x   0.875   =   $8.75

Bear Market Buffered PLUS (Minimum Payment at Maturity = Stated Principal Amount x Buffer Amount):

Assuming an issuance of bear market Buffered PLUS linked to a single commodity with the hypothetical terms given below, the following graph illustrates the payment at maturity on each bear market Buffered PLUS for a range of hypothetical percentage changes in the underlying commodity price.  The graph does not illustrate every percentage change that may occur.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity while the Buffer Zone illustrates the buffer effect in the event of an increase in the underlying commodity price.  The graph is based on the following hypothetical terms:

•	stated principal amount:	$10	•	initial commodity price:	$80
•	leverage factor:	300%	•	buffer amount:	15%
•	minimum payment at maturity:	$1.50	•	maximum payment at maturity:	$13 (130% of the stated principal amount)

Where the final commodity price is less than the initial commodity price, the payment at maturity on the bear market Buffered PLUS reflected in the graph below is greater than the $10 stated principal amount per bear market Buffered PLUS, but in all cases is subject to the maximum payment at maturity.

Where the final commodity price is greater than or equal to the initial commodity price but has increased by an amount less than or equal to the buffer amount from the initial commodity price, the payment at maturity on the bear market Buffered PLUS reflected in the graph below is $10.

Where the final commodity price is greater than the initial commodity price and has increased by an amount greater than the buffer amount from the initial commodity price, the payment at maturity on the bear market Buffered PLUS reflected in the graph below is less than the $10 stated principal amount per bear market Buffered PLUS, but in all cases is subject to the minimum payment at maturity.

In the hypothetical example below you will realize the maximum payment at maturity at a final commodity price of 90% of the hypothetical initial commodity price.  For example, for a hypothetical initial commodity price of $80, you would realize the maximum payment at maturity at a final commodity price of $72 because of the leverage factor.  You will not share in decreases in the final commodity price below 70% of the hypothetical initial commodity price.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final commodity price decreases below 90% of the hypothetical initial commodity price.

Bear Market Buffered PLUS (Minimum Payment at Maturity = $0):

Assuming an issuance of bear market Buffered PLUS linked to a commodity index with the hypothetical terms given below, the following graph illustrates the payment at maturity on each bear market Buffered PLUS for a range of hypothetical percentage changes in the value of the underlying commodity index.  The graph does not illustrate every percentage change that may occur.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity while the Buffer Zone illustrates the buffer effect in the event of an increase in the value of the underlying commodity index.  The graph is based on the following hypothetical terms:

•	stated principal amount:	$10	•	initial index value:	1,000
•	leverage factor:	300%	•	buffer amount:	10%
•	minimum payment at maturity:	$0	•	maximum payment at maturity:	$13.30 (133% of the stated principal amount)
•	downside factor:	1.111

Where the final index value is less than the initial index value, the payment at maturity on the bear market Buffered PLUS reflected in the graph below is greater than the $10 stated principal amount per bear market Buffered PLUS, but in all cases is subject to the maximum payment at maturity.

Where the final index value is greater than or equal to the initial index value but has increased by an amount less than or equal to the buffer amount from the initial index value, the payment at maturity on the bear market Buffered PLUS reflected in the graph below is $10.

Where the final index value is greater than the initial index value and has increased by an amount greater than the buffer amount from the initial index value, the payment at maturity on the bear market Buffered PLUS reflected in the graph below is less than the $10 stated principal amount per bear market Buffered PLUS and reflects the downside factor of 1.111, but in all cases is not less than zero.

In the hypothetical example below you will realize the maximum payment at maturity at a final index value of 89% of the hypothetical initial index value.  For example, for a hypothetical initial index value of 1,000, you would realize the maximum payment at maturity at a final index value of 890 because of the leverage factor.  You will not share in decreases in the final index value below 67% of the hypothetical initial index value.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final index value decreases below 89% of the hypothetical initial index value.

PLUS with multiple valuation dates:

Presented below are hypothetical examples showing how the payment at maturity is calculated for bull market PLUS with multiple valuation dates.  In these examples, we have assumed that the PLUS are linked to a single commodity index with an initial index value equal to 1,000, that the leverage factor is 200%, that the maximum payment at maturity is $15.00 and that the stated principal amount is $10.

The payment at maturity is based on the final average index value, which equals the arithmetic average of the index values of the underlying index on the valuation dates (four dates in our examples below) specified in the applicable pricing supplement.  Because the value of the commodity index may be subject to significant fluctuations over the period covered by the valuation dates, it is not possible to present a chart or table illustrating the complete range of possible payments at maturity.  The examples of the hypothetical payment calculations that follow are intended to illustrate the effect of general trends in the final index value of the underlying index over such period on the amount payable to you at maturity.  However, the underlying index may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

The following three examples illustrate the payment at maturity on the PLUS for a range of hypothetical index values in an hypothetical issuance with four valuation dates and demonstrate the impact of basing the calculation of the payment at maturity on the final average index value.

	Example 1	Example 2	Example 3
	Index Value	Index Value	Index Value
1st Valuation Date	1,050	1,100	1,300
2nd Valuation Date	1,080	800	1,400
3rd Valuation Date	1,100	700	1,200
Final Valuation Date	1,600	1,100	1,000
Final Average Index Value:	1,207.5	925	1,225
Stated Principal Amount:	$10	$10	$10
Payment at Maturity on a $10 Stated Principal Amount:	$14.15	$9.25	$14.50

•
In Example 1, the index value increases on each valuation date and, due to the averaging of the index values over the valuation dates, the final average index value of 1,207.5 is much lower than the index value of 1,600 on the final valuation date.  At maturity, for each PLUS, the investor receives $14.15.  The return on the PLUS at maturity represents a 41.5% increase above the stated principal amount, which is less than the simple index return of 60% over the term of the PLUS.

•
In Example 2, the index value increases initially on the first valuation date, declines on the second and third valuation dates, and increases again on the final valuation date.  Due to the averaging of the index values over the valuation dates, the final average index value of 925 is lower than the index value on the final valuation date and also lower than the initial index value.  At maturity, for each PLUS, the investor receives $9.25.  The return on the PLUS at maturity represents a 7.5% loss on the stated principal amount, despite simple index return of 10% over the term of the PLUS.

•
In Example 3, the index value reaches a high of 1,400 on the second valuation date and declines on subsequent valuation dates.  At maturity, the final average index value of 1,225 is higher than the index value of 1,000 on the final valuation date.  At maturity, for each PLUS, the investor receives $14.50.  The return on the PLUS at maturity represents a 45% increase above the stated principal amount, despite the simple index return of 0% over the term of the PLUS.

RISK FACTORS

The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS generally do not pay interest or guarantee the return of principal at maturity.  The return investors realize on the PLUS is generally limited by the maximum payment at maturity.  This section describes the most significant risks relating to the PLUS.  You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS generally do not pay interest or guarantee return of principal

The terms of the PLUS differ from those of ordinary debt securities in that we do not guarantee the principal amount of the PLUS at maturity and generally do not pay you interest on the PLUS.  Instead, at maturity you will receive for each stated principal amount of PLUS that you hold an amount in cash based on the final value, or final average value, of the underlying asset.  If the final value, or final average value, of the underlying asset is less than its initial value, in the case of bull market PLUS, or is greater than its initial value, in the case of bear market PLUS, you will lose some or all of your investment.

Your appreciation potential is limited

The appreciation potential of the PLUS is generally limited by the maximum payment at maturity.  Although the leverage factor provides increased exposure to any increase, in the case of a bull market PLUS, or decrease, in the case of a bear market PLUS, in the value of the underlying asset at maturity, the payment at maturity will never exceed the maximum payment at maturity, which will be a fixed percentage over the original public offering price per PLUS.  Further, in the event of any decrease, in the case of a bull market PLUS, or increase, in the case of a bear market PLUS, in the value of the underlying asset, you will be exposed to the full decline.  As a result, you may receive less, and possibly significantly less, than the original public offering price per PLUS.

Market price of the PLUS will be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the PLUS in the secondary market, including:

•	the value of the underlying commodities, underlying commodity indices and/or underlying commodity ETFs at any time and, in particular, on the specified valuation date(s),

•	the volatility (frequency and magnitude of changes in value) of the underlying commodities, underlying commodity indices and/or underlying commodity ETFs,

•	the market prices of the underlying commodities and futures contracts on such underlying commodities, and the volatility of such prices,

•	trends of supply and demand for the underlying commodities, at any time,

•	interest and yield rates in the market,

•
geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the underlying commodities or commodities markets generally and that may affect the final value of the underlying commodities, underlying commodity indices and/or underlying commodity ETFs,

•	the time remaining to the maturity of the PLUS, and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your PLUS prior to maturity.  For example, you may have to sell your PLUS at a substantial discount from the principal amount if at the time of sale the value of the underlying asset is, in the case of a bull market PLUS, at, below or not sufficiently above its initial value and, in the case of a bear market PLUS, at, above or not sufficiently below its initial value, or if market interest rates rise.

You cannot predict the future performance of the underlying commodities based on their historical performance.  We cannot guarantee that the performance will be positive, in the case of a bull market PLUS, or negative, in the case of a bear market PLUS, so that you will receive at maturity an amount in excess of the principal amount of the PLUS.

The PLUS are subject to the credit risk of Morgan Stanley, and its credit ratings and credit spreads may adversely affect the market value of the PLUS

Investors are dependent on Morgan Stanley’s ability to pay all amounts due on the PLUS at maturity, and, therefore, investors are subject to the credit risk of Morgan Stanley and to changes in the market’s view of Morgan Stanley’s creditworthiness.  Any decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the PLUS.

Investments linked to commodities are subject to sharp fluctuations in commodity prices

Investments, such as the PLUS, linked to the prices of commodities, are subject to sharp fluctuations in the prices of commodities and related contracts over short periods of time for a variety of factors, including: changes in supply and demand relationships; weather; climatic events; the occurrence of natural disasters; wars; political and civil upheavals; acts of terrorism; trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates; and trading activities in commodities and related contracts.  These factors may affect the value of the underlying commodities, commodity indices and/or commodity ETFs and, accordingly, the value of your PLUS in varying and potentially inconsistent ways.

Specific commodities prices are volatile and are affected by numerous factors

For special risks related to certain underlying commodities that may be specified in the applicable pricing supplement, please see the relevant descriptions in “Annex I––Certain Additional Commodity Risks.”

Secondary trading may be limited

There may be little or no secondary market for the PLUS.  Although we may decide to apply to list the PLUS on a stock exchange, we may not meet the requirements for listing of that particular stock exchange and do not expect to announce whether or not we will meet such requirements prior to the pricing date.  Our affiliate, MS & Co., may, but is not obligated to, make a market in the PLUS.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If the PLUS are not listed on any securities exchange and if MS & Co. were not to make a market in the PLUS, it is likely that there would be no secondary market for the PLUS.  Accordingly, you should be willing to hold your PLUS to maturity.

Changes in the value of one or more of the basket commodities may offset each other

For PLUS linked to a basket of two or more commodities, commodity indices and/or commodity ETFs, movements in the basket commodities may not correlate with each other.  For example, at a time when the value of one or more of the basket commodities underlying a bull market PLUS increases, the value of one or more of the other basket commodities may not increase as much or may even decline.  Therefore, in calculating the performance of the basket on any valuation date, increases in the value of one or more of the basket commodities may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket commodities.

You cannot predict the future performance of any of the basket commodities or of the basket as a whole, or whether increases in the values of any of the basket commodities will be offset by decreases in the values of other basket commodities, based on their historical performance.

The basket commodities may not be equally weighted

If the PLUS are linked to a basket of two or more commodities, commodity indices and/or commodity ETFs, the basket commodities may have different weightings in determining the value of the basket.  In such case, the same percentage change in two of the basket commodities could have different effects on the performance of the basket because of the unequal weightings.  For example, if the weighting of one basket commodity is greater than the weighting of another basket commodity, a 5% decrease in the value of the basket commodity with the greater weighting will have a greater impact on the performance of the basket than a 5% increase in the value of the basket commodity with the lesser weighting.

In the case of PLUS with multiple valuation dates, the PLUS may pay less than the principal amount at maturity even where the value of the underlying asset on the final valuation date is higher than its initial value

For bull market PLUS with multiple valuation dates, you will receive a payment at maturity that is greater than the stated principal amount of the PLUS only if the arithmetic average of the values of the underlying asset is greater than its initial value.  A value of the underlying asset which is higher than its initial value on any one valuation date may be partially or entirely offset by a value of the underlying asset which is lower than its initial value on any other valuation date.  Consequently, it is possible that you will receive at maturity an amount less than the stated principal amount for each PLUS you hold, even if the underlying asset has increased substantially on the final valuation date.

For bear market PLUS with multiple valuation dates, you will receive a payment at maturity that is greater than the stated principal amount of the PLUS only if the arithmetic average of the values of the underlying asset is less than its initial value.  A value of the underlying asset which is less than its initial value on any one valuation date may be partially or entirely offset by a value of the underlying asset which is greater than its initial value on any other valuation date.  Consequently, it is possible that you will receive at maturity an amount less than the stated principal amount for each PLUS you hold, even if the underlying asset has decreased substantially on the final valuation date.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase PLUS in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the PLUS, as well as the projected profit included in the cost of hedging our obligations under the PLUS.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Adjustments to any underlying commodity index or commodity ETF could adversely affect the value of the PLUS

The index publishers are responsible for calculating and maintaining any underlying commodity index.  The index publishers can add, delete or substitute the commodity contracts included in any underlying commodity index or make other methodological changes that could change the value of the underlying commodity index.  The index publishers may discontinue or suspend calculation or dissemination of any underlying commodity index.  Any of these actions could adversely affect the value of the PLUS.  The index publishers have no obligation to consider your interests in calculating or modifying any underlying commodity index.

The index publishers may discontinue or suspend calculation or publication of any underlying commodity index at any time.  In these circumstances, MSCG, as the Calculation Agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying commodity index.  MSCG could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MSCG is not precluded from considering indices that are calculated and published by MSCG or any of its affiliates.  If MSCG determines that there is no appropriate successor index, at maturity the payment on the PLUS will be an amount based on the closing prices of the commodities included in the underlying commodity index at the time of such discontinuance, without rebalancing or substitution, computed by the Calculation Agent in accordance with the formula for calculating the underlying commodity index last in effect prior to discontinuance of the underlying commodity index.

For PLUS linked to a commodity ETF, the index publisher of an index which the relevant commodity ETF generally seeks to track, which we refer to as a share underlying index, is responsible for calculating and maintaining such index.  Such index publisher can add, delete or substitute the commodity contracts underlying the share underlying index or make other methodological changes that could change the value of the share underlying index and, therefore, the value of the relevant commodity ETF.  The investment adviser of any underlying commodity ETF, pursuant to its investment strategy or otherwise, may add, delete or substitute the commodities or commodity contracts held by such commodity ETF.  Any of these actions could adversely affect the price of the shares of the relevant commodity ETF and, consequently, the value of the PLUS.

The antidilution adjustments the Calculation Agent is required to make do not cover every event that could affect the underlying commodity ETF

The Calculation Agent will adjust the amount payable at maturity for certain events affecting the underlying commodity ETF shares.  However, the Calculation Agent will not make an adjustment for every event that could affect the underlying commodity ETF shares.  If an event occurs that does not require the Calculation Agent to adjust the amount payable at maturity, the market price of the PLUS may be materially and adversely affected.

Suspension or disruptions of market trading in commodity and related futures markets may adversely affect the value of the PLUS

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.  In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”  Once the limit price has been reached in a particular contract, no trades may be made at a different price.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.  These circumstances could adversely affect the value of the underlying asset and, therefore, the value of the PLUS.

Not equivalent to investing in the underlying commodities, commodity indices or commodity ETFs

Investing in the PLUS is not equivalent to investing directly in the underlying commodities, commodity indices or commodity ETFs.

There are risks relating to the trading of metals on the London Metal Exchange

The official cash offer prices of certain underlying commodities, such as aluminum, copper, nickel and zinc, may be determined by reference to the per unit U.S. dollar cash offer prices of contracts traded on the London Metal Exchange, which we refer to as the LME.  The LME is a principals’ market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts.  In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months.  As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates.  If such aberrations occur on any valuation date, the per unit U.S. dollar cash offer prices used to determine the official cash offer price of certain underlying commodities could be adversely affected.

There are risks relating to trading of commodities on the London Bullion Market Association and the London Platinum and Palladium Market

Gold and silver are traded on the London Bullion Market which we refer to as the LBMA, and platinum is traded on the London Platinum and Palladium Market, which we refer to as the LPPM.  The closing prices of certain underlying commodities will be determined by reference to the fixing prices reported by the LBMA (in the case of gold and silver) and the LPPM (in the case of platinum).  The LBMA is a self-regulatory association of bullion market participants.  Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity.  Like the LBMA, the LPPM is a self-regulatory association of bullion market participants that is not a regulated entity.  If the LBMA or the LPPM should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of gold and silver and the LPPM price fixings for the value of platinum may be adversely affected.  Each of the LBMA and the LPPM is a principals’ market which operates in a manner more closely analogous to over-the-counter physical commodity markets than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA or LPPM trading.  For example, there are no daily price limits on the LBMA or the LPPM, which would otherwise restrict fluctuations in the prices of LBMA or LPPM contracts.  In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

The economic interests of the Calculation Agent and other of our affiliates are potentially adverse to your interests

The economic interests of the Calculation Agent and other of our affiliates are potentially adverse to your interests as an investor in the PLUS.

The Calculation Agent will determine the initial commodity prices, initial index values, initial share prices, final commodity prices, final index values and final share prices, as applicable, and calculate the amount of cash, if any, you will receive at maturity.  Determinations made by the Calculation Agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity.  See the definition of market disruption event under “Description of PLUS—General Terms of PLUS––Some Definitions” and the discussion under “Description of PLUS—Postponement of Valuation Date,” “—Discontinuance of Any Underlying Commodity Index; Alteration of Method of Calculation” and “—Discontinuance of Any Underlying Commodity ETF; Alteration of Method of Calculation.”

The original issue price of the PLUS includes the agent’s commissions and certain costs of hedging our obligations under the PLUS.  The subsidiaries through which we hedge our obligations under the PLUS expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity by MS & Co. and its affiliates could potentially adversely affect the prices of the underlying commodities

MS & Co. and other affiliates of ours will carry out hedging activities related to the PLUS (and possibly to other instruments linked to the underlying commodities, commodity indices and/or commodity ETFs), including trading in futures and options contracts on the underlying commodities, commodity indices and/or commodity ETFs as well as in other instruments related to the underlying commodities, commodity indices and/or commodity ETFs.  MS & Co. and some of our other subsidiaries also trade the underlying commodities and shares of the underlying commodity ETFs and other financial instruments related to the underlying commodities, commodity indices and/or commodity ETFs on a regular basis as part of their general commodity trading, proprietary trading and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial commodity prices, initial index values or initial share prices, as applicable, and, as a result, could increase for bull market PLUS and decrease for bear market PLUS the values at which the underlying commodities, commodity indices and/or shares of commodity ETFs must close on any valuation date(s) before you receive a payment at maturity that exceeds the principal amount of the PLUS.  Additionally, such hedging or trading activities during the term of the PLUS could potentially adversely affect the values of the underlying commodities, commodity indices and/or shares of commodity ETFs, including the values on the valuation date(s), and, accordingly, the amount of cash you will receive upon a sale of the PLUS or at maturity.

Except as otherwise provided in the applicable pricing supplement, although the U.S. federal income tax consequences of an investment in the PLUS are uncertain, we believe that, under current law, the PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes

Except as otherwise provided in the applicable pricing supplement, although the U.S. federal income tax consequences of an investment in the PLUS are uncertain, we believe that, under current law, the PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the PLUS, the timing and character of income on the PLUS might differ significantly from the tax treatment described in this prospectus supplement.  We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in the section entitled “United States Federal Taxation” in this prospectus supplement.  On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the PLUS.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.

Please read carefully the section of this prospectus supplement called “United States Federal Taxation” concerning the U.S. federal income tax consequences of an investment in the PLUS.  Both U.S. and non-U.S. investors should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the PLUS, including possible alternative treatments, the issues presented by the notice, and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

DESCRIPTION OF PLUS

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the prospectus.  This section supplements that description.  The pricing supplement will specify the particular terms for each issuance of PLUS, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus.  References in this prospectus supplement to a PLUS shall refer to the stated principal amount specified as the denomination for that issuance of PLUS in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities — Indentures”)
•	senior indebtedness (“Description of Debt Securities — Subordination Provisions”)

General Terms of PLUS

We will issue the PLUS as part of our Series F medium-term notes under the Senior Debt Indenture.  The Series F medium-term notes issued under the Senior Debt Indenture, together with our senior Series G and Series H global medium-term notes, referred to below under “Plan of Distribution,” will constitute a single series under the Senior Debt Indenture, together with any other obligations we issue in the future under the Senior Debt Indenture that we designate as being part of that series.  The Senior Debt Indenture does not limit the amount of additional indebtedness that we may incur.  We may, without your consent, create and issue additional PLUS with the same terms as previous issuances of PLUS, so that the additional PLUS will be considered as part of the same issuance as the earlier PLUS.

Ranking.  Notes issued under the Senior Debt Indenture will rank on a parity with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

Terms Specified in Pricing Supplements.  A pricing supplement will specify the following terms of any issuance of PLUS to the extent applicable:

•	the issue price (price to public);

•	the stated principal amount per PLUS;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	whether the PLUS are bull market PLUS or bear market PLUS;

•	whether the PLUS are buffered;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this prospectus supplement;

•	the underlying commodity, commodity index, commodity ETF or basket of commodities;

•	the value of the underlying commodity, commodity index, commodity ETF shares or basket of commodities on the pricing date;

•	the leverage factor;

•	the downside factor;

•	the maximum and/or minimum payment at maturity, if applicable;

•	the rate per year at which the PLUS will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

•	whether the PLUS may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

•
if any PLUS is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•	whether the PLUS will be listed on any stock exchange;

•	whether the PLUS will be issued in book-entry or certificated form;

•
if the PLUS are in book-entry form, whether the PLUS will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the PLUS.

Some Definitions.  We have defined some of the terms that we use frequently in this prospectus supplement below:

“adjustment factor” means a number which is initially 1.0 and will be subject to adjustment for certain events affecting the commodity ETF shares as follows.  If the commodity ETF shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one commodity ETF share.  No such adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect.  Any number so adjusted will be rounded to the nearest one hundred-thousandth, with five one-millionths being rounded upward.

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“basket commodity” means a component commodity, commodity index or commodity ETF of the underlying basket of commodities for any PLUS linked to a basket of commodities.

“basket commodity weighting” of a basket commodity in a basket of commodities represents the percentage of the whole basket initially assigned to such basket commodity.  The weightings for each basket commodity will be specified in the applicable pricing supplement.

“basket of commodities” means the underlying basket of commodities which may consist of commodities, commodity indices, commodity ETFs or any combination thereof as specified in the applicable pricing supplement, the performance of which underlies the PLUS.

“basket percent decrease” means the sum of the products of (x) the initial basket commodity price for each basket commodity minus the final basket commodity price (or final average basket commodity price, if applicable) for such basket commodity divided by the initial basket commodity price of such basket commodity times (y) the basket commodity weighting for such basket commodity.

“basket percent increase” means the sum of the products of (x) the final basket commodity price (or final average basket commodity price, if applicable) for each basket commodity minus the initial basket commodity price for such basket commodity divided by the initial basket commodity price of such basket commodity times (y) the basket commodity weighting for such basket commodity.

“buffer amount” means the following with respect to an issuance of Buffered PLUS:

•
for bull market Buffered PLUS linked to a single commodity, a commodity index or a commodity ETF, the percentage specified in the applicable pricing supplement by which the final commodity price, final index value or final share price, as applicable, may decline from the initial commodity price, initial index value or initial share price, as applicable, before you will lose any part of the stated principal amount per Buffered PLUS; or

•
for bull market Buffered PLUS linked to a basket of commodities, the percentage specified in the applicable pricing supplement by which the value of the basket must decrease before you will lose any part of the stated principal amount per Buffered PLUS; or

•
for bear market Buffered PLUS linked to a single commodity, a commodity index or a commodity ETF, the percentage specified in the applicable pricing supplement by which the final commodity price, final index value or final share price, as applicable, may increase from the initial commodity price, initial index value or initial share price, as applicable, before you will lose any part of the stated principal amount per Buffered PLUS; or

•
for bear market Buffered PLUS linked to a basket of commodities, the percentage specified in the applicable pricing supplement by which the value of the basket must increase before you will lose any part of the stated principal amount per Buffered PLUS.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“commodity price” means, on any date:

(i)
for aluminum, copper, lead, nickel or zinc, the official cash offer price per tonne of aluminum, copper, lead, nickel or zinc, as applicable, on the relevant exchange for the spot market, stated in U.S. dollars, as determined by the relevant exchange on such date,

(ii)
for gold, the official afternoon fixing price per troy ounce of gold for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. dollars, as calculated by the London Gold Market on such date,

(iii)
for silver, the official fixing price per troy ounce of silver for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. cents, as calculated by the London Silver Market on such date,

(iv)
for platinum, the official afternoon fixing price per troy ounce gross of platinum for delivery in Zurich through a member of the LPPM authorized to effect such delivery, stated in U.S. dollars, as calculated by the relevant exchange on such date,

(v)
for heating oil or RBOB gasoline, the official settlement price per gallon of New York Harbor No. 2 heating oil or New York Harbor reformulated gasoline blendstock for oxygen blending, as applicable, on the relevant exchange of the first nearby month futures contract, stated in U.S. dollars, as made public by the relevant exchange on such date,

(vi)
for natural gas, the official settlement price per one million British thermal units of natural gas on the relevant exchange of the first nearby month futures contract, stated in U.S. dollars, as made public by the relevant exchange on such date,

(vii)
for WTI crude oil, the official settlement price per barrel of WTI crude oil on the relevant exchange of the first nearby month futures contract, stated in U.S. dollars, as made public by the relevant exchange on such date,

(viii)
for Brent crude oil, the official settlement price per barrel of Brent crude oil on the relevant exchange of the first nearby month futures contract, stated in U.S. dollars, as made public by the relevant exchange on such date,

(ix)
for coal, the published price per tonne of steam coal, 6,000 kcal/kg, up to 1% sulphur NAR basis, cif ARA of the first nearby calendar month, stated in U.S. dollars, as published under the heading “Daily forward curves: API 2: (6,000kc NAR CIF ARA)” under the column “Average” in McCloskey’s Coal Report on such date,

(x)
for corn, soybeans or wheat, the official settlement price per bushel of deliverable-grade corn, soybeans or wheat, as applicable, on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. cents, as made public by the relevant exchange on such date,

(xi)
for cotton or sugar, the official settlement price per pound of deliverable-grade cotton No. 2 or sugar cane, as applicable, on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. cents, as made public by the relevant exchange on such date,

(xii)
for soybean meal, the official settlement price per bushel of deliverable-grade soybean meal on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. dollars, as made public by the relevant exchange on such date, and

(xiii)
for palm oil, the official settlement price per tonne of deliverable-grade palm oil on the relevant exchange of the third nearby month futures contract (or, in the case of any trading day within 14 calendar days of the last trading day of the first nearby month futures contract, the fourth nearby month futures contract), stated in Malaysian ringgit, as made public by the relevant exchange on such date.

“Depositary” or “DTC” means The Depository Trust Company, New York, New York.

“disappearance of commodity reference price” means (a) with respect to an underlying commodity index, the disappearance or permanent discontinuance or unavailability of the official settlement price of such index, notwithstanding the availability of the price source or the status of trading in the relevant index commodities or futures contracts related to the relevant index commodities, and (b) with respect to any underlying commodity (other than an underlying commodity index) or any index commodity, either (i) the failure of trading to commence, or the permanent discontinuance of trading, in such underlying commodity or index commodity or futures contracts related to such underlying commodity or index commodity on the relevant exchange for such underlying commodity or index commodity or (ii) the disappearance of, or of trading in, such underlying commodity or index commodity.  For purposes of this definition, a discontinuance of publication of an underlying commodity index shall not be a disappearance of commodity reference price if the Calculation Agent shall have selected a successor index in accordance with “––Discontinuance of the Index; Alteration of Method of Calculation” below.

“downside factor” means:

•	for bull market Buffered PLUS, the factor specified in the applicable pricing supplement by which any percentage decline in the underlying asset beyond the buffer amount is multiplied; and

•	for bear market Buffered PLUS, the factor specified in the applicable pricing supplement by which any percentage increase in the underlying asset beyond the buffer amount is multiplied.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“final average commodity price” means the arithmetic average of the commodity prices of an underlying commodity on the valuation dates, as calculated by the Calculation Agent on the final valuation date.

“final average index value” means the arithmetic average of the official settlement prices of an underlying commodity index as published by the underlying index publisher or its successor on the valuation dates, as calculated by the Calculation Agent on the final valuation date.

“final average share price” means the arithmetic average of the products of the share closing price of one underlying commodity ETF share and the adjustment factor, each as determined on the valuation dates, as calculated by the Calculation Agent on the final valuation date.

“final average basket commodity price” means, with respect to each basket commodity, the final average commodity price, the final average index value or the final average share price, as applicable, for such basket commodity.

“final basket commodity price” means, for each basket commodity, the relevant final commodity price, final index value or final share price, as applicable, for such basket commodity.

“final commodity price” means the commodity price of an underlying commodity on the valuation date.

“final index value” means the index value of an underlying commodity index on the valuation date.

“final share price” means the share closing price of one underlying commodity ETF share times the adjustment factor, each as determined by the Calculation Agent on the valuation date.

“index business day” means in respect of any underlying commodity index, any day on which the official settlement price of such index is scheduled to be published.

“index commodity” means any of the commodities futures contracts underlying any commodity index.

“index value” means, for any date and for any underlying commodity index, the official settlement price of such index as published by the underlying commodity index publisher or its successor on such date.

“initial basket commodity price” means, for each basket commodity, the relevant initial commodity price, initial index value or initial share price, as applicable, for such basket commodity.

“initial commodity price” means the commodity price of an underlying commodity on the pricing date or such other date as may be specified in the applicable pricing supplement.  In the event of a market disruption event in respect of any underlying commodity on the pricing date or such other date as may be specified in the applicable pricing supplement, the initial commodity price of such underlying commodity shall be determined in accordance with the mechanics described in paragraph (i) under “––Postponement of Valuation Date” on page S-44 below.

“initial index value” means the index value of an underlying commodity index on the pricing date or such other date as may be specified in the applicable pricing supplement.  In the event of a market disruption event in respect of any underlying commodity index on the pricing date or such other date as may be specified in the applicable pricing supplement, the initial index value of such underlying commodity index shall be determined in accordance with the mechanics described in paragraph (ii) under “––Postponement of Valuation Date” on page S-44 below.

“initial share price” means the share closing price of one underlying commodity ETF share times the adjustment factor, each as determined by the Calculation Agent on the pricing date or such other date as may be specified in the applicable pricing supplement.  In the event of a market disruption event in respect of any underlying commodity ETF shares on the pricing date or such other date as may be specified in the applicable pricing supplement, the initial share price of such underlying commodity ETF shares shall be determined in accordance with the mechanics described in paragraph (iii) under “––Postponement of Valuation Date” below.

“interest payment date” for any PLUS means a date on which, under the terms of that PLUS, regularly scheduled interest, if any, is payable.

“issue price” means the amount per PLUS specified in the applicable pricing supplement and will equal the principal amount of each PLUS, unless otherwise specified.

“leverage factor” means the percentage specified in the applicable pricing supplement.

“market disruption event” means:

•	with respect to any underlying commodity, index commodity or commodity index, a price source disruption or a disappearance of reference price,

•	with respect to any underlying commodity or index commodity, a trading disruption or a tax disruption,

•	with respect to any underlying commodity index, a material change in formula or a material change in content, or

•	with respect to any underlying commodity ETF,

(i)
the occurrence or existence of a suspension, absence or material limitation of trading of the underlying commodity ETF shares on the primary market for the commodity ETF shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the commodity ETF shares as a result of which the reported trading prices for the commodity ETF shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the commodity ETF shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; or

(ii)
the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the commodity ETF shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(iii)
a determination by the Calculation Agent in its sole discretion that any event described in clauses (i) or (ii) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the PLUS.

For the purpose of determining whether a market disruption event in respect of underlying commodity ETF shares has occurred:  (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the market, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the commodity ETF shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the commodity ETF shares and (4) a “suspension, absence or material limitation of trading” on the primary market on which futures or options contracts related to the commodity ETF shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances

A market disruption event with respect to one or more basket commodities, for any PLUS linked to a basket of commodities, or index commodities, for any PLUS linked to a commodity index, will not constitute a market disruption event for the other basket commodities or index commodities, as applicable.

“material change in content” means, with respect to an underlying commodity index, the occurrence since the date of the applicable pricing supplement of a material change in the content, composition or constitution of such index or relevant futures contracts.

“material change in formula” means, with respect to an underlying commodity index, the occurrence since the date of the applicable pricing supplement of a material change in the formula for, or the method of calculating, the official settlement price of such index.

“maturity date” means the date specified in the applicable pricing supplement, subject to extension if the scheduled valuation date or final valuation date, as applicable, is postponed in accordance with the definition thereof.  If the valuation date or final valuation date, as applicable, is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be the second business day following the valuation date or final valuation date, as applicable, as postponed.  See the definition of “valuation date” below.

“minimum payment at maturity” means $0 (except for Buffered PLUS, for which the minimum payment at maturity means the stated principal amount times the buffer amount), unless otherwise specified in the applicable pricing supplement.

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of PLUS will be issued.

“payment at maturity” means the payment due at maturity with respect to each PLUS, as described under “—Payment at Maturity” below.

“price source disruption” means (a) with respect to an underlying commodity index, either (i) the temporary failure of the underlying index publisher to announce or publish the official settlement price of such index (or the price of any successor index, if applicable), or the information necessary for determining such price (or the price of any successor index, if applicable) or (ii) the temporary discontinuance or unavailability of such index, and (b) with respect to any underlying commodity or any index commodity, the temporary or permanent failure of any relevant exchange to announce or publish the relevant price specified in the applicable pricing supplement for the relevant underlying commodity or index commodity.

“pricing date” means the day on which we price the PLUS for initial sale to the public.

“record date” for any interest payment date, if applicable, including the maturity date, is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day.

“relevant exchange” means, with respect to an underlying commodity or an index commodity:

(i)	for aluminum, copper, lead, nickel and zinc, the LME,

(ii)	for gold and silver, the LBMA,

(iii)	for platinum, the LPPM,

(iv)	for WTI crude oil, heating oil, RBOB gasoline and natural gas, the NYMEX Division, or its successor, of the NYMEX,

(v)	for Brent crude oil, the ICE Futures,

(vi)	for corn, soybeans, soybean meal and wheat, the Chicago Board of Trade,

(vii)	for cotton and sugar, the New York Board of Trade,

(viii)	for palm oil, the Malaysia Derivatives Exchange,

(ix)	for any other index commodity, the primary exchange or market for trading such index commodity,

or, if such relevant exchange is no longer the principal exchange or trading market for such underlying commodity or index commodity, such exchange or principal trading market for such underlying commodity or index commodity that serves as the source of prices for such underlying commodity or index commodity and any principal exchanges where options or futures contracts on such commodities are traded.

Reuters and various other third party sources may report the official settlement price or the official cash offer price, as applicable, of the underlying commodity indices and the underlying commodities. If any such reported price for any underlying commodity differs from that as determined by the relevant exchange in the case of any underlying commodity or from that as published by any underlying index publisher or its successor, in the case of any underlying commodity index, the official settlement price or the official cash offer price determined by such relevant exchange, as applicable, or the official settlement price as published by such underlying index publisher or its successor, will prevail.

“share closing price” for any underlying commodity ETF shares (or one unit of any other security for which a share closing price must be determined) on any trading day means:

(i)
if the commodity ETF shares (or any such other security) are listed or admitted to trading on a national securities exchange (other than The NASDAQ Stock Market LLC (the “NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the commodity ETF shares (or any such other security) are listed or admitted to trading,

(ii)	if the commodity ETF shares (or any such other security) are securities of the NASDAQ, the official closing price published by the NASDAQ on such day, or

(iii)
if the commodity ETF shares (or any such other security) are not listed or admitted to trading on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc., the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the commodity ETF shares (or any such other security) are listed or admitted to trading on any national securities exchange but the last reported sale price or the official closing price published by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the share closing price for one commodity ETF share (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day.  If a market disruption event (as defined above) occurs with respect to the commodity ETF shares (or any such other security) or the last reported sale price or the official closing price published by the NASDAQ, as applicable, for the commodity ETF shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the share closing price for any trading day will be the mean, as determined by the Calculation Agent, of the bid prices for the commodity ETF shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of Morgan Stanley & Co. Incorporated (“MS & Co.”) or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  The term “OTC Bulletin Board Service” will include any successor service thereto.  See “—Discontinuance of Any Underlying Commodity ETF; Alteration of Method of Calculation” below.

“stated principal amount” for an issuance of PLUS shall be the principal amount per PLUS payable at maturity, as specified in the applicable pricing supplement.

“tax disruption” means the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, an underlying commodity or index commodity (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the date of the applicable pricing supplement, if the direct effect of such imposition, change or removal is to raise or lower the price on any day that would otherwise be a valuation date from what it would have been without that imposition, change or removal.

“trading day” means in respect of each underlying commodity and each index commodity, a day, as determined by the Calculation Agent, that is a day on which the relevant exchange for such underlying commodity or index commodity is open for trading during its regular trading session, notwithstanding any such relevant exchange closing prior to its scheduled closing time.

“trading disruption” means, with respect to an underlying commodity or any index commodity, the material suspension of, or the material limitation imposed on, trading in an underlying commodity or index commodity or futures contracts related to such underlying commodity or index commodity on the relevant exchange for such underlying commodity or index commodity.

“underlying asset” means the commodity, commodity index, commodity ETF or basket of commodities specified in the applicable pricing supplement, the performance of which underlies the PLUS.

“underlying commodity” means any commodity specified in the applicable pricing supplement, the performance of which underlies the PLUS.

“underlying commodity ETF shares” means shares of any commodity exchange-traded fund specified in the applicable pricing supplement, the performance of which underlies the PLUS.

“underlying commodity index” means any commodity index specified in the applicable pricing supplement, the performance of which underlies the PLUS.

“underlying commodity index publisher” means the publisher of the applicable underlying commodity index.

“valuation date” or “valuation dates” with respect to an issuance of PLUS will be specified in the applicable pricing supplement.  If there is only one valuation date, the final commodity price, final index value or final share price, as applicable, will be determined on that valuation date.  If there are multiple valuation dates, then the final average commodity price, final average index value or final average share price, as applicable, will be determined on the last valuation date, which we refer to as the “final valuation date.”

References in this prospectus supplement to “U.S. dollars” or “U.S.$” or “$” are to the currency of the United States of America.

Other terms of the PLUS are described in the following paragraphs.

PAYMENT AT MATURITY

Payment at Maturity

At maturity, upon delivery of the PLUS to the Trustee, we will pay with respect to each PLUS an amount in cash equal to:

•	for a bull market PLUS linked to a single commodity, a commodity index or a commodity ETF,

º
if the final commodity price, final index value or final share price, or the final average commodity price, final average index value or final average share price, as applicable, is greater than the initial commodity price, initial index value or initial share price, as applicable, the lesser of (a) the stated principal amount plus the leveraged upside payment and (b) the maximum payment at maturity, or

º
if the final commodity price, final index value or final share price, or the final average commodity price, final average index value or final average share price, as applicable, is less than or equal to the initial commodity price, initial index value or initial share price, as applicable, the stated principal amount times the commodity performance factor, index performance factor or share performance factor, as applicable.

•	for a bull market PLUS linked to a basket of commodities,

º
if the value of the basket has increased (so that the basket percent increase is positive), the lesser of (a) the stated principal amount plus the leveraged upside payment and (b) the maximum payment at maturity, or

º	if the value of the basket has not changed or has declined (so that the basket performance factor is equal to or less than 1.0), the stated principal amount times the basket performance factor.

•	for a bear market PLUS linked to a single commodity, a commodity index or a commodity ETF,

º
if the final commodity price, final index value or final share price, or the final average commodity price, final average index value or final average share price, as applicable, is less than the initial commodity price, initial index value or initial share price, as applicable, the lesser of (a) the stated principal amount plus the enhanced downside payment and (b) the maximum payment at maturity, or

º
if the final commodity price, final index value or final share price, or the final average commodity price, final average index value or final average share price, as applicable, is greater than or equal to the initial commodity price, initial index value or initial share price, as applicable, the stated principal amount minus the upside reduction amount, subject to the minimum payment at maturity

•	for a bear market PLUS linked to a basket of commodities,

º
if value of the basket has decreased (so that the basket percent decrease is positive), the lesser of (a) the stated principal amount plus the enhanced downside payment and (b) the maximum payment at maturity, or

º
if the value of the basket has not changed or has increased (so that the basket percent increase is equal to zero or is positive), the stated principal amount minus the upside reduction amount, subject to the minimum payment at maturity.

where,

leveraged upside payment

and,

enhanced downside payment

and, upside reduction amount

and,

•	for a bull market Buffered PLUS linked to a single commodity, a commodity index or a commodity ETF,

º
if the final commodity price, final index value or final share price, or the final average commodity price, final average index value or final average share price, as applicable, is greater than the initial commodity price, initial index value or initial share price, as applicable, the lesser of (a) the stated principal amount plus the leveraged upside payment and (b) the maximum payment at maturity,

º
if the final commodity price, final index value or final share price, or the final average commodity price, final average index value or final average share price, as applicable, is less than or equal to the initial commodity price, initial index value or initial share price, as applicable, but has decreased by an amount less than or equal to the buffer amount, the stated principal amount,

º
if the final commodity price, final index value or final share price, or the final average commodity price, final average index value or final average share price, as applicable, is less than the initial commodity price, initial index value or initial share price, as applicable, and has decreased by an amount greater than the buffer amount, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity or not, which are as follows:

➢
if there is a minimum payment at maturity, the payment at maturity will be the sum of (a) the stated principal amount times the commodity performance factor, index performance factor or share performance factor, as applicable, and (b) the minimum payment at maturity.

♦
This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount of Buffered PLUS will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

➢
if there is no minimum payment at maturity, the payment at maturity will be the sum of (a) the stated principal amount and (b) the product of (i) the stated principal amount, (ii) the commodity return, index return or share return, as applicable, plus the buffer amount and (iii) the downside factor.

♦
Because in this scenario the sum of the commodity return, index return or share return, as applicable, and the buffer amount will be less than zero, the payment at maturity will be less than the stated principal amount and may be equal to, but not less than, zero.

•	for a bull market Buffered PLUS linked to a basket of commodities,

º
if the value of the basket has increased (so that the basket percent increase is positive), the lesser of (a) the stated principal amount plus the leveraged upside payment and (b) the maximum payment at maturity, or

º
if the value of the basket has not changed or has declined (so that the basket performance factor is equal to or less than 1.0) but the percentage decline is less than or equal to the buffer amount, the stated principal amount.

º
if the value of the basket has declined (so that the basket performance factor is less than 1.0) and the percentage decline is greater than the buffer amount, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity or not, as follows:

➢	if there is a minimum payment at maturity, the payment at maturity will be the sum of (a) the stated principal amount times the basket performance factor, and (b) the minimum payment at maturity.

♦
This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount of Buffered PLUS will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

➢
if there is no minimum payment at maturity, the payment at maturity will be the sum of (a) the stated principal amount and (b) the product of (i) the stated principal amount, (ii) the basket return, plus the buffer amount and (iii) the downside factor.

♦
Because in this scenario the sum of the basket return and the buffer amount will be less than zero, the payment at maturity will be less than the stated principal amount and may be equal to, but not less than, zero.

•	for a bear market Buffered PLUS linked to a single commodity, a commodity index or a commodity ETF,

º
if the final commodity price, final index value or final share price, or the final average commodity price, final average index value or final average share price, as applicable, is less than the initial commodity price, initial index value or initial share price, as applicable, the lesser of (a) the stated principal amount plus the enhanced downside payment and (b) the maximum payment at maturity,

º
if the final commodity price, final index value or final share price, or the final average commodity price, final average index value or final average share price, as applicable, is greater than or equal to the initial commodity price, initial index value or initial share price, as applicable, but has increased by an amount less than or equal to the buffer amount, the stated principal amount, or

º
if the final commodity price, final index value or final share price, or the final average commodity price, final average index value or final average share price, as applicable, is greater than the initial commodity price, initial index value or initial share price, as applicable, and has increased by an amount greater than the buffer amount, the payment at maturity will be the sum of (a) the stated principal amount minus the upside reduction amount and (b) the minimum payment at maturity.

♦
This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount of Buffered PLUS will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount, unless otherwise indicated in the applicable pricing supplement.

•	for a bear market Buffered PLUS linked to basket of commodities,

º
if the value of the basket has decreased (so that the basket percent decrease is positive), the lesser of (a) the stated principal amount plus the enhanced downside payment and (b) the maximum payment at maturity, or

º
if the value of the basket has not changed or has increased (so that the basket percent increase is equal to zero or is positive) but the percentage increase is less than or equal to the buffer amount, the stated principal amount, or

º
if the value of the basket has increased (so that basket percent increase is positive) and the percentage increase is greater than the buffer amount, the payment at maturity will be the sum of (a) the stated principal amount minus the upside reduction amount and (b) the minimum payment at maturity.

♦
This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount of Buffered PLUS will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount, unless otherwise indicated in the applicable pricing supplement.

where, in addition to the terms defined above,

Postponement of Valuation Date

In the calculation of the final commodity price (or final average commodity price), final index value (or final average index value) or final share price (or final average share price), as applicable, in connection with the payment at maturity, the Calculation Agent will take into account non-trading days and non-index business days, as applicable, and market disruption events as follows:

(i) For issuances of PLUS linked to a single commodity:  If any scheduled valuation date is not a trading day or if a market disruption event occurs on such valuation date, the commodity price for such date will be the commodity price on the next trading day on which no market disruption event occurs; provided that if a market disruption event has occurred on each of the three consecutive trading days immediately succeeding such valuation date, the Calculation Agent will determine the commodity price for such valuation date on such third succeeding trading day by requesting the principal office of each of the three leading dealers in the relevant market, selected by the Calculation Agent, to provide a quotation for the relevant price.  If such quotations are provided as requested, the commodity price for such valuation date shall be the arithmetic mean of such quotations.  If fewer than three quotations are provided as requested, the commodity price for such valuation date shall be determined by the Calculation Agent in its sole discretion (acting in good faith) taking into account any information that it deems relevant.

(ii) For issuances of PLUS linked to a single commodity index:  (a) if any scheduled valuation date is not an index business day, the index value for such valuation date will be the index value on the next succeeding index business day, subject to the market disruption event provisions described in (b); and (b) if a market disruption event occurs on any scheduled valuation date with respect to any underlying commodity index or one or more index commodities, the Calculation Agent will calculate the index value for such valuation date using as a price (i) for each index commodity which did not suffer a market disruption event on such valuation date, the official settlement price on that date of each such index commodity and (ii) for each index commodity which did suffer a market disruption event on such date, the official settlement price of that index commodity on the next trading day on which no market disruption event occurs with respect to such index commodity; provided that, if a market disruption event has occurred with respect to such index commodity on each of the three consecutive trading days immediately succeeding such valuation date, the Calculation Agent will determine the price of such index commodity for such valuation date on such third succeeding trading day by requesting the principal office of each of the three leading dealers in the relevant market, selected by the Calculation Agent, to provide a quotation for the relevant price.  If such quotations are provided as requested, the price of the relevant index commodity for such valuation date shall be the arithmetic mean of such quotations.  If fewer than three quotations are provided as requested, the price of the relevant index commodity for such valuation date shall be determined by the Calculation Agent in its sole discretion (acting in good faith) taking into account any information that it deems relevant.  In calculating the price of any underlying commodity index for the purposes of this paragraph, the Calculation will use the formula for calculating the relevant index last in effect prior to the relevant valuation date; provided that if the relevant market disruption event in respect of such index is due to a material change in formula, the Calculation Agent will use the formula last in effect prior to that market disruption event.

(iii) For issuances of PLUS linked to a single commodity ETF:  In respect of any underlying commodity ETF shares, if a valuation date is not a trading day or if a market disruption event occurs on that date with respect to such underlying commodity ETF shares, the share closing price for such valuation date will be the share closing price on the next trading day on which no market disruption event occurs; provided that the relevant share closing price for a valuation date will not be determined on a date later than the fifth scheduled trading day following the relevant valuation date and if such date is not a trading day or if there is a market disruption event with respect to the underlying commodity ETF shares on such date, the Calculation Agent will determine the share closing price for the relevant valuation date as the arithmetic mean of the bid prices for the underlying commodity ETF shares for such date obtained from as many recognized dealers in such commodity ETF shares, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.

(iv) For issuances of PLUS linked to a basket of commodities:  If any scheduled valuation date is not a trading day or an index business day, as applicable, with respect to any basket commodity or if a market disruption event occurs on any valuation date with respect to any basket commodity, the closing value solely with respect to such affected basket commodity will be determined on the immediately succeeding trading day or index business day, as applicable, on which no market disruption event occurs with respect to such affected basket commodity, subject to the additional provisions described above with respect to each relevant basket commodity.  The basket percent increase, basket percent decrease or basket return, as applicable, for any scheduled valuation date will be determined on the date on which the closing value for each of the basket commodities for such valuation date is available.

Alternate Exchange Calculation in Case of an Event of Default

In case an event of default with respect to the PLUS shall have occurred and be continuing, the amount declared due and payable per PLUS upon any acceleration of the PLUS (an “Event of Default Acceleration”) shall be determined by the Calculation Agent and shall be an amount in cash equal to the payment at maturity calculated as if the commodity price, index value or share closing price, as applicable, on any valuation date scheduled to occur on or after the date of such acceleration were the commodity price, index value or share closing price, as applicable, on the date of acceleration, plus, if applicable, any accrued but unpaid interest as of the date of such acceleration.

If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the cash amount due with respect to the PLUS as promptly as possible and in no event later than two business days after the date of acceleration.

Discontinuance of Any Underlying Commodity Index; Alteration of Method of Calculation

If the underlying index publisher permanently discontinues publication of an underlying commodity index and the underlying index publisher or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as a “successor index”), then any subsequent price for such index will be determined by reference to such successor index at the regular official weekday close of the principal trading session of the relevant exchange or market for the successor index on the relevant valuation date.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the PLUS, within three trading days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of the PLUS, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If the underlying index publisher discontinues publication of an underlying commodity index prior to, and such discontinuance is continuing on, any valuation date and the Calculation Agent determines, in its sole discretion, that no successor index is available at such date, then the Calculation Agent will determine the price for such index on such valuation date using the formula for calculating such index last in effect prior to such discontinuance.

If the method of calculating an underlying commodity index or a successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), and the Calculation Agent, in its sole discretion, determines that such modification is not a material change in formula, then the Calculation Agent will adjust such index in order to arrive at a price of such index or successor index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of Any Underlying Commodity ETF; Alteration of Method of Calculation

•	With respect to any commodity ETF tracking the price performance of a physical commodity

If an underlying commodity ETF is liquidated or otherwise terminated (a “liquidation event”), the PLUS will be deemed accelerated to the fifth business day following the date notice of such liquidation event is provided to holders of the commodity ETF shares under the terms of the relevant commodity ETF (the date of such notice, the “liquidation announcement date” and the fifth business day following the liquidation announcement date, the “acceleration date”), and the payment to you on the acceleration date will be equal to the fair market value of the PLUS on the trading day immediately following the liquidation announcement date as determined by the Calculation Agent in its sole discretion based on its internal models, which will take into account the reasonable costs incurred by us or any of our affiliates in unwinding any related hedging arrangements.

•	With respect to any commodity ETF tracking the performance of a commodity index

If an underlying commodity ETF is liquidated or otherwise terminated, the closing price of the underlying commodity ETF shares on the valuation date will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing value of the commodity index being tracked by the commodity ETF (the “share underlying index”) (or any successor index, as described below) on the valuation date (taking into account any material changes in the method of calculating the share underlying index following such liquidation event) times (ii) a fraction, the numerator of which is the closing price of the underlying commodity ETF shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the liquidation event on which a closing price of the underlying commodity ETF shares was available.

If the index publisher of the share underlying index discontinues publication of the share underlying index and the index publisher of the share underlying index or another entity (including MSCG or MS & Co.) publishes a successor or substitute index that the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued share underlying index (such index being referred to herein as a “successor index”), then any subsequent closing price on any trading day, following a liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the PLUS linked to underlying commodity ETF shares, within three trading days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of such PLUS, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If the index publisher of the share underlying index discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, any valuation date following a liquidation event and the Calculation Agent determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the price for such index on such valuation date using the formula for calculating such index last in effect prior to such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of the share underlying index may adversely affect the value of the PLUS linked to underlying commodity ETF shares.

Trustee

The “Trustee” for each offering of PLUS issued under our Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)).

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary of the amount of cash to be delivered with respect to the stated principal amount of each PLUS, on or prior to 10:30 a.m. (New York City time) on the trading day preceding the maturity date (but if such trading day is not a business day, prior to the close of business on the business day preceding the maturity date), and (ii) deliver the aggregate cash amount due with respect to the PLUS to the Trustee for delivery to the Depositary, as holder of the PLUS, on the maturity date.  We expect such amount of cash will be distributed to investors on the maturity date in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.  See “—Forms of Securities—Book-Entry Securities” or “—Forms of Securities—Certificated Securities” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.

Agent

Unless otherwise specified in the applicable pricing supplement, the “agent” for each underwritten offering of PLUS will be MS & Co.

Calculation Agent and Calculations

The “Calculation Agent” will be MSCG for PLUS linked to a single commodity or a commodity index, and MS & Co. for PLUS linked to a commodity ETF.  The Calculation Agent will determine, among other things, the initial commodity price, the initial index value, the initial share price, the final commodity price (or final average commodity price), the final index value (or final average index value), the final share price (or final average share price), the percentage change in the underlying asset and the payment at maturity.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the payment at maturity, if any, for PLUS linked to a single underlying commodity or commodity index or shares of a single commodity exchange-traded fund will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

All calculations with respect to the payment at maturity, if any, for PLUS linked to an underlying basket of commodities will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the PLUS, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the commodity percent increase or decrease, the index percent increase or decrease, the share percent increase or decrease, the basket percent increase or decrease, the final commodity price (or final average commodity price), the final index value (or final average index value), the final share price (or final average share price) or whether a market disruption event has occurred.  See “Description of PLUS—Discontinuance of Any Underlying Commodity Index; Alteration of Method of Calculation” or “—Discontinuance of Any Underlying Commodity ETF; Alteration of Method of Calculation,” as applicable, and the definition of market disruption event under “Description of PLUS—General Terms of PLUS—

Some Definitions.”  MS & Co., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the PLUS to restrict the use of information relating to the calculation of the final commodity price (or final average commodity price), the final index value (or final average index value), or the final share price (or final average share price), as applicable, prior to the dissemination of such information.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Forms of Securities

As noted above, PLUS are issued as part of our Series F medium-term note program.  We will issue PLUS only in fully registered form either as book-entry securities or as certificated securities.  References to “holders” mean those who own PLUS registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in PLUS registered in street name or in PLUS issued in book-entry form through one or more depositaries.

Book-Entry Securities.  For PLUS in book-entry form, we will issue one or more global certificates representing the entire issue of PLUS.  Except as set forth in the prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry PLUS or interests in book-entry PLUS for certificated PLUS.

Each global security certificate representing book-entry PLUS will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary.  These certificates name the Depositary or its nominee as the owner of the PLUS.  The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities.  An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.  A further description of the Depositary’s procedures for global PLUS representing book-entry PLUS is set forth under “Forms of Securities—The Depositary” in the prospectus.  The Depositary has confirmed to us, the agent and the Trustee that it intends to follow these procedures.

Certificated Securities.  If we issue PLUS in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the PLUS.  The person named in the security register will be considered the owner of the PLUS for all purposes under the Senior Debt Indenture.  For example, if we need to ask the holders of any issuance of PLUS to vote on a proposed amendment to such PLUS, the person named in the security register will be asked to cast any vote regarding that issuance of PLUS.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your PLUS in our records and will be entitled to cast the vote regarding your PLUS.  You may not exchange certificated PLUS for book-entry PLUS or interests in book-entry PLUS.

New York Law to Govern.  The PLUS will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the prospectus, where we describe generally how principal and interest payments, if any, on the PLUS are made, how exchanges and transfers of the PLUS are effected and how fixed and floating rates of interest on the PLUS, if any, are calculated.

USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the PLUS through one or more of our subsidiaries.  See also “Use of Proceeds” in the accompanying prospectus.  The original issue price of the PLUS includes the agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the PLUS and the cost of hedging our obligations thereunder.  The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’

control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the day we price the PLUS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the PLUS by taking positions in the underlying assets, in futures or options contracts on the underlying assets listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could potentially affect the value of the underlying assets, and, therefore, adversely affect the value at which the underlying assets must close on any valuation date before you would receive at maturity a payment that exceeds the principal amount of the PLUS.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PLUS by purchasing and selling the underlying assets or futures or options contracts on the underlying assets listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities.  We cannot give any assurance that our hedging activities will not affect the value of the underlying assets and, therefore, adversely affect the value of the PLUS or the payment that you will receive at maturity.

PLUS OFFERED ON A GLOBAL BASIS

If we offer the PLUS on a global basis, we will so specify in the applicable pricing supplement.  The additional information contained in the prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis.  The additional provisions described under “Securities Offered on a Global Basis Through the Depositary—Tax Redemption” and “—Payment of Additional Amounts” will apply to PLUS offered on a global basis only if we so specify in the applicable pricing supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the PLUS.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to assets of any Plan involved in the transaction, and provided further that the Plan pays no more than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the PLUS.

Because we may be considered a party in interest with respect to many Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such PLUS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the PLUS has exclusive responsibility for ensuring that its purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any PLUS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

UNITED STATES FEDERAL TAXATION

The following are the material U.S. federal income tax consequences of ownership and disposition of the PLUS.

The discussion below assumes that the PLUS will not pay any stated interest.  The U.S. federal income tax consequences of an investment in a PLUS that provides for stated interest will be set forth in the applicable pricing supplement.

This discussion applies only to initial investors in the PLUS who:

•
purchase the PLUS at their “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the PLUS is sold; and

•	will hold the PLUS as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;
•	insurance companies;
•	dealers and certain traders in securities, commodities or foreign currencies;
•	investors holding the PLUS as part of a hedging transaction, “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•	U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•	regulated investment companies;

•	real estate investment trusts;
•	tax-exempt entities, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively; or
•	persons subject to the alternative minimum tax.

As stated above, this discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances. Investors should note that this discussion does not address the tax consequences to an investor holding a Bear Market PLUS as part of a hedging transaction, “straddle,” conversion transaction, integrated transaction or constructive sale transaction. An investor who holds any positions the return on which is based on or linked to the performance of any commodity, commodity index (including any component thereof) or exchange traded fund (or its underlying assets) underlying a Bear Market PLUS should discuss with its tax advisers the U.S. federal income tax consequences of an investment in a Bear Market PLUS (including the potential application of the “straddle” rules).

As the law applicable to the U.S. federal income taxation of instruments such as the PLUS is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein.  Persons considering the purchase of the PLUS should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement.  Accordingly, you should also consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific PLUS offered thereunder.

General

Except as otherwise provided in the applicable pricing supplement and based on certain assumptions and representations that will be confirmed at or prior to the pricing date with respect to each offering, under current law, the PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the PLUS or instruments that are similar to the PLUS for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or the courts will agree with the treatment described herein.  Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS (including possible alternative treatments of the PLUS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment of the PLUS described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a PLUS that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the PLUS

Tax Treatment Prior to Maturity.  A U.S. Holder should not be required to recognize taxable income over the term of the PLUS prior to maturity, other than pursuant to a sale or exchange as described below.

Tax Basis.  A U.S. Holder’s tax basis in the PLUS should equal the amount paid by the U.S. Holder to acquire the PLUS.

Sale, Exchange or Settlement of the PLUS.  Upon a sale or exchange of the PLUS, or upon settlement of the PLUS at maturity, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the PLUS sold, exchanged or settled.  Subject to the discussions below about the possible application of Sections 1260, 1258 and 1256 of the Code, any gain or loss recognized upon sale, exchange or settlement of the PLUS should be long-term capital gain or loss if the U.S. Holder has held the PLUS for more than one year at such time.

Possible Application of Section 1260 of the Code

If a PLUS (other than a Bear Market PLUS) is linked to shares of one or more exchange-traded funds (the “Underlying Shares”), there is a substantial risk that an investment in the PLUS will be treated as a “constructive ownership transaction” as defined in Section 1260 of the Code.  Although the matter is not clear, if an investment in the PLUS is treated as a “constructive ownership transaction,” all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the PLUS could be recharacterized as ordinary income (the “Recharacterized Gain”).  In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any Recharacterized Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange or settlement of the PLUS (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or settlement of the PLUS).

Even if an investment in the PLUS is treated as a “constructive ownership transaction,” it is unclear to what extent any long-term capital gain of a U.S. Holder in respect of a PLUS will be recharacterized as ordinary income.  It is possible, for example, that the amount of the Recharacterized Gain (if any) that would be recharacterized as ordinary income in respect of the PLUS will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the PLUS (which, subject to the maximum payment at maturity, if any, reflects a multiple of the percentage increase in the value of the Underlying Shares over the term of the PLUS) over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. Holder would have had if such U.S. Holder had acquired the Underlying Shares at fair market value on the issue date of the PLUS and sold the Underlying Shares upon the date of sale, exchange or settlement of the PLUS at fair market value (which would reflect the percentage increase, without any multiple, in the value of the Underlying Shares over the term of the PLUS).  However, the “net underlying long-term capital gain” could alternatively be calculated using a number of Underlying Shares that reflects the multiple upon which any gain on the PLUS would be calculated.  U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule to the PLUS.

Possible Application of Section 1258 of the Code

If a PLUS is linked to a “total return index,” there is a risk that a portion of any capital gain realized upon sale, exchange or settlement at maturity of a PLUS will be recharacterized pursuant to the “conversion transaction” rules in Section 1258 of the Code.  A conversion transaction is a transaction marketed or sold as producing capital gain and from which substantially all of the taxpayer’s expected return is attributable to the time value of the taxpayer’s net investment.  If an investment in the PLUS were treated as a conversion transaction, the gain from the sale, exchange or settlement of the PLUS would be treated as ordinary income to the extent of the “applicable imputed income amount.”  The “applicable imputed income amount” is an amount equal to the amount of interest that would have accrued on the taxpayer’s net investment in the conversion transaction (i.e., the amount paid by the U.S. Holder to acquire the PLUS) for the period ending on the date of sale (including a deemed sale under the mark-to-market treatment discussed above), exchange or settlement at maturity at a rate equal to 120 percent of the applicable federal rate.  U.S. Holders should consult their tax advisers regarding the possible application of Section 1258 of the Code to the PLUS.

Possible Application of Section 1256 of the Code

Special rules will apply if the PLUS, in whole or in part, constitutes a “Section 1256 Contract” under Section 1256 of the Code.  Section 1256 Contracts include, among others, “listed options.”  Accordingly, if the PLUS is listed on (or subject to the rules of) an exchange, board of trade or market, it is possible that the PLUS may be treated, in whole or in part, as a Section 1256 Contract.  If Section 1256 were to apply to a PLUS, U.S. Holders would be required (i) to recognize gain or loss on the PLUS as if it were sold at its fair market value on the last business day of each year it is held, and (ii) to recognize any gain or loss in respect of the portion of the PLUS that is treated as a Section 1256 Contract as 40% short-term capital gain or loss and 60% long-term capital gain or loss.  U.S. Holders should consult their tax advisers regarding the potential application of Section 1256 to the PLUS.

Possible Alternative Tax Treatments of an Investment in the PLUS

Due to the absence of authorities that directly address the proper characterization of the PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above.  In particular, with respect to a PLUS that matures (after taking into account the last possible date that the PLUS could be outstanding under the terms of the PLUS) more than one year from its date of issuance, the IRS could seek to analyze the U.S. federal income tax consequences of owning a PLUS under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the PLUS, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue original issue discount on the PLUS every year at a “comparable yield” determined at the time of their issuance.  Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the PLUS would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.  The risk that buffered securities might be recharacterized, for U.S. federal income tax purposes, as debt instruments is higher than that with respect to other non-principal protected commodity-linked instruments.

In addition, the IRS could seek to treat a PLUS that matures (after taking into account the last possible date that the PLUS could be outstanding under the terms of the PLUS) one year or less from its date of issuance (a “Short-term PLUS”) as a short-term debt obligation.  Under such a treatment, the timing and character of income thereon would be significantly affected.  Among other things, gain realized by a U.S. Holder upon settlement of a Short-term PLUS would be treated as ordinary income.  In addition, such a PLUS would be treated as issued with original issue discount.  In such a case, (1) gain recognized by a U.S. Holder upon sale or exchange of the Short-term PLUS would be treated as ordinary income to the extent of any accrued original issue discount, and (2) accrual method U.S. Holders (and cash method U.S. Holders that elect to do so) might be required to accrue as ordinary income original issue discount over the term of the PLUS before maturity.  However, the amount of accrued original issue discount would be unclear because the amount payable at maturity of the Short-term PLUS would not be known as of the issue date.  U.S. Holders should consult their tax advisers with respect to the U.S. federal income tax treatment of a Short-term PLUS.

Even if the Contingent Debt Regulations or short-term debt treatment do not apply to the PLUS, other alternative federal income tax treatments of the PLUS are also possible, which if applied could also affect the timing and character of the income or loss with respect to the PLUS.  It is possible, for example, that a PLUS could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the PLUS.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime (as discussed above).  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.  U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the PLUS and the proceeds from a sale or other disposition of the PLUS, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a PLUS that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

•
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or
•	a holder for whom income or gain in respect of the PLUS is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the PLUS.

Tax Treatment upon Sale, Exchange or Settlement of a PLUS

Unless otherwise provided in the applicable pricing supplement and assuming the treatment of the PLUS as set forth above is respected, a Non-U.S. Holder of the PLUS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

If all or any portion of a PLUS were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the PLUS would not be subject to U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been satisfied with respect to the beneficial owner.

The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a PLUS (or a financial institution holding the PLUS on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the PLUS.  Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the PLUS should be subject to U.S. withholding tax.  It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the PLUS, possibly on a retroactive basis.  Non-U.S. Holders should note that we currently do not intend to withhold on any of the payments made with respect to the PLUS to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above).  However, in the event of a change of law or any formal or informal guidance by the IRS, Treasury or Congress, we may decide to withhold on payments made with respect to the PLUS to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.  Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS, including the possible implications of the notice referred to above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the PLUS are likely to be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the PLUS.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the PLUS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition of the PLUS.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of a PLUS” will satisfy the certification requirements necessary to avoid the backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

We are offering the PLUS as part of our Series F medium-term notes on a continuing basis exclusively through Morgan Stanley & Co. Incorporated, which we refer to as the “agent,” who has agreed to use reasonable efforts to solicit offers to purchase the PLUS.  We will have the sole right to accept offers to purchase the PLUS and may reject any offer in whole or in part.  The agent may reject, in whole or in part, any offer it solicited to purchase PLUS.  We will pay the agent, in connection with sales of the PLUS resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell the PLUS to the agent as principal for its own account at discounts to be agreed upon at the time of sale within the range of the commissions stated above or as otherwise disclosed in the applicable pricing supplement.  The agent may resell the PLUS to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. The agent may offer the PLUS it has purchased as principal to Morgan Stanley Smith Barney LLC (“MSSB”) as selected dealer, or to other dealers, including Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  The agent may sell the PLUS to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us.  After the initial public offering of PLUS that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.  We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.  We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the PLUS on a national securities exchange, but have been advised by the agent that it intends to make a market in the PLUS as applicable laws and regulations permit.  The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice.  No assurance can be given as to the liquidity of any trading market for the PLUS.

Morgan Stanley & Co. Incorporated is our wholly-owned subsidiary.  The agent will conduct each offering of the PLUS in compliance with the requirements of the NASD Rule 2720 regarding a FINRA member firm’s distributing the securities of an affiliate.  Following the initial distribution of the PLUS, the agent may offer and sell those PLUS in the course of its business as a broker-dealer.  The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  The agent may use this prospectus supplement in connection with any of those transactions.  The agent is not obligated to make a market in any of the PLUS and may discontinue any market-making activities at any time without notice.

Neither the agent nor any dealer utilized in the initial offering of the PLUS will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

In order to facilitate the offering of the PLUS, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the PLUS or of the underlying assets.  Specifically, the agent may sell more PLUS than it is obligated to purchase in connection with the offering, creating a naked short position for its own account.  The agent must close out any naked short position by purchasing PLUS in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the PLUS in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agent may bid for, and purchase, the PLUS or the underlying assets in the open market to stabilize the price of the PLUS or of such underlying assets.  Finally, in any offering of the PLUS through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the PLUS in the offering, if the agent repurchases previously distributed PLUS to cover syndicate short positions or to stabilize the price of the PLUS.  Any of these activities may raise or maintain the market price of the PLUS above independent market levels or prevent or retard a decline in the market price of the PLUS.  The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the PLUS through the agent, we may issue other debt securities under the indenture referred to in this prospectus supplement similar to those described in this prospectus supplement.  Those debt securities may include other Series F medium-term notes and medium-term notes under our Series G and Series H prospectus supplement, which we refer to as “Euro medium-term notes.”  The other Series F medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the PLUS offered under this prospectus supplement.  The Euro medium-term notes may be offered concurrently with the offering of the PLUS, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us.  The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement.

With respect to each issuance of PLUS, the agent for each issuance of PLUS, acting as principal for its own account, will agree to purchase, and we will agree to sell, the principal amount of PLUS set forth on the cover of the applicable pricing supplement.  The agent will propose initially to offer the PLUS directly to the public at the public offering price set forth on the cover page of the applicable pricing supplement plus accrued interest, if any, from the original issue date.  The agent may allow a concession not in excess of the agent’s commissions specified in the applicable pricing supplement per PLUS to other dealers.  After the initial offering of the PLUS, the agent may vary the offering price and other selling terms from time to time.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of PLUS.  See “Use of Proceeds and Hedging” above.

With respect to each issuance of PLUS, we expect to deliver the PLUS against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, if the original issue date for any issuance of PLUS is more than three business days after the pricing date, purchasers who wish to trade PLUS more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

PLUS Offered on a Global Basis

If the applicable pricing supplement indicates that any of our PLUS will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those PLUS.

The agent has represented and agreed, and any other agent through which we may offer any PLUS on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such PLUS offered on a global basis, purchasers of any such PLUS may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the PLUS or possession or distribution of any pricing supplement or this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the PLUS, or distribution of any pricing supplement or this prospectus supplement and the accompanying prospectus or any other offering material relating to the PLUS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes any pricing supplement, this prospectus supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS.  We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The PLUS have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The PLUS may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the PLUS or distribution of this prospectus supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the PLUS to the public in Hong Kong as the PLUS have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the PLUS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This prospectus supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Singapore

The agent and each dealer represent and agree that they will not offer or sell the PLUS nor make the PLUS the subject of an invitation for subscription or purchase, nor will they circulate or distribute this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS, whether directly or indirectly, to persons in Singapore other than:

(a)  an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)  an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)  a person who acquires the PLUS for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)  otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

ANNEX I

CERTAIN ADDITIONAL COMMODITY AND COMMODITY INDEX RISKS

We have derived all information contained in this prospectus supplement and the applicable pricing supplement regarding any specified underlying commodity or commodity index, including, without limitation, changes in the historical values and the method of calculation for any commodity index, from publicly available information.  In connection with the offering of PLUS, neither we nor the agent has made any due diligence inquiry with respect to any specified underlying commodity or commodity index or index publisher.  Furthermore, we cannot give any assurance that all events occurring prior to the date of any offering of PLUS (including events that would affect the accuracy or completeness of the publicly available information described in this paragraph or in the applicable pricing supplement) that would affect the value of any underlying commodity or commodity index have been publicly disclosed.  Subsequent disclosure of any such events could affect the value received at maturity or on any call date with respect to the PLUS and therefore the trading prices of the PLUS.

In this prospectus supplement and any applicable pricing supplement, unless the context requires otherwise, references to any specific underlying commodity index listed below will include any successor index to such underlying commodity index and references to the underlying commodity index publisher will include any successor thereto.

High Grade Primary Aluminum

The price of aluminum is primarily affected by the global demand for and supply of aluminum, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for aluminum is significantly influenced by the level of global industrial economic activity.  Industrial sectors which are particularly important to demand for aluminum include the automobile, packaging and construction sectors.  An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  There are substitutes for aluminum in various applications. Their availability and price will also affect demand for aluminum.  The supply of aluminum is widely spread around the world, and the principal factor dictating the smelting of such aluminum is the ready availability of inexpensive power.  The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters.  Other factors influencing supply include droughts, transportation problems and shortages of power and raw materials.

Brent Crude Oil

The price of Brent crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil.  Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel.  Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels.  Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions.  Demand is also influenced by government regulations, such as environmental or consumption policies.  In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event.  Supply for crude oil may increase or decrease depending on many factors.  These include production decisions by the Organization of Oil and Petroleum Exporting Countries and other crude oil producers.  In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable.  Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.

Coal - API

The price of coal is affected by the global demand for and supply of coal.  Due to the importance of coal in the generation of electricity and the production of iron and steel, the electric and steel industries account for a significant percentage of coal demand.  Nuclear power, natural gas, hydro-electric power, wind and solar power and crude oil can be used as substitutes for coal, and the availability and price of each of these alternative energy sources also affects demand for coal.  Government regulations regarding air pollution affect the demand for coal, and, specifically, the demand for specific types of coal, by limiting the amount of sulfur dioxide which may be emitted during the use of coal.  Other factors that affect the price of coal include weather patterns, discoveries of new coal deposits, labor and equipment costs, environmental, health and safety and other government regulations, including the regulation of mines, government subsidies and tax incentives and transportation disruptions.

Copper - Grade A

The price of copper is primarily affected by the global demand for and supply of copper, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for copper is significantly influenced by the level of global industrial economic activity.  Industrial sectors which are particularly important to demand for copper include the electrical and construction sectors.  In recent years demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and infrastructure development.  An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  There are substitutes for copper in various applications.  Their availability and price will also affect demand for copper.  Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for Economic Cooperation and Development countries.  In previous years, copper supply has been affected by strikes, financial problems and terrorist activity.

Corn - CBOT

The price of corn is primarily affected by the global demand for and supply of corn.  The demand for corn is in part linked to the development of industrial and energy uses for corn. This includes the use of corn in the production of ethanol.  The demand for corn is also affected by the production and profitability of the pork and poultry sectors, which use corn for feed.  Negative developments in those industries may lessen the demand for corn.  For example, if avian flu were to have a negative effect on world poultry markets, the demand for corn might decrease.  The supply of corn is dependent on many factors including weather patterns, government regulation, the price of fuel and fertilizers and the current and previous price of corn.  The United States is the world’s largest supplier of corn, followed by China and Brazil.  The supply of corn is particularly sensitive to weather patterns in the United States and China.  In addition, technological advances could lead to increases in worldwide production of corn and corresponding decreases in the price of corn.

Cotton No. 2 - NYBOT

Cotton prices are primarily affected by the global demand for and supply of cotton, but are also significantly influenced by speculative actions and by currency exchange rates.  In addition, the price of cotton is affected by governmental programs and policies regarding agriculture, including cotton, specifically, and trade, fiscal and monetary issues, more generally.  Extrinsic factors also affect cotton prices such as weather, crop yields, natural disasters, technological developments, wars and political and civil upheavals.  Demand for cotton has generally increased with worldwide growth and prosperity.

Gold

The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time.  Specific factors affecting the daily fixing price of gold include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events as well as wars and political and civil upheavals.  Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold, sales of gold recycled from jewelry, as opposed to newly produced gold, in particular as the result of financial crises, levels of gold production and production costs in major gold producing nations such as South Africa, the United States and Australia, non-concurrent trading hours of gold markets and short-term changes in supply and demand because of trading activities in the gold market.  It is not possible to predict the aggregate effect of all or any combination of these factors.

Standard Lead

The price of lead is primarily affected by the global demand for and supply of lead.  Demand for lead is significantly influenced by the level of global industrial economic activity.  The storage battery market is particularly important given that the use of lead in the manufacture of batteries accounts for approximately two-thirds of worldwide lead demand.  Lead is also used to house power generation units as it protects against electrical charges and dangerous radiation.  Additional applications of lead include petrol additives, pigments, chemicals and crystal glass.  The supply of lead is widely spread around the world.  It is affected by current and previous price levels, which influence important decisions regarding new mines and smelters.  A critical factor influencing supply is the environmental regulatory regimes of the countries in which lead is mined and processed.  It is not possible to predict the aggregate effect of all or any combination of these factors.

Natural Gas

Natural gas is used primarily for residential and commercial heating and in the production of electricity.  The level of global industrial activity influences the demand for natural gas.  In addition, the demand for natural gas has traditionally been cyclical, with higher demand during winter months and lower demand during relatively warmer summer months.  Seasonal temperatures in countries throughout the world can also heavily influence the demand for natural gas.  The world’s supply of natural gas is concentrated in the Middle East, Europe, the former Soviet Union and Africa.  In general, the supply of natural gas is based on competitive market forces.  Inadequate supply at any one time leads to price increases, which signal to production companies the need to increase the supply of natural gas to the market.  The ability of production companies to supply natural gas is dependent on a number of factors.  Factors that affect the short term supply of natural gas include the availability of skilled workers and equipment, permitting and well development, as well as weather and delivery disruptions (e.g., hurricanes, labor strikes and wars).  In addition, production companies face more general barriers to their ability to increase in supply of natural gas, including access to land, the expansion of pipelines and the financial environment.  These factors, which are not exhaustive, are interrelated and can have complex and unpredictable effects on the supply for, and the price of, natural gas.

New York Harbor No. 2 Heating Oil

The level of global industrial activity influences the demand for heating oil.  In addition, the seasonal temperatures in countries throughout the world can heavily influence the demand for heating oil.  Heating oil is generally used to fuel heat furnaces for commercial and residential buildings.  Heating oil is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of heating oil.

Palm Oil

Palm oil is an edible vegetable oil used primarily in cooking, margarine production and as a component of processed foods.  It is also increasingly used in biodiesel production.  Palm oil is produced from the fruit of the oil palm by a process of fractionation.  The price of palm oil is primarily affected by the global demand for and supply of palm oil, but is also influenced from time to time by speculative actions and by currency exchange rates.  In addition, prices for palm oil are affected by governmental programs and policies regarding agriculture, including cultivation of the oil palm, specifically, and trade, fiscal and monetary issues, more generally.  Extrinsic factors also affect palm oil prices such as weather, crop yields, natural disasters, pestilence, technological developments in agriculture and palm oil refining, wars and political and civil upheavals.  Substitution of other edible oils and other sources of biodiesel for palm oil could also adversely impact the price of palm oil.  Malaysia is the world’s largest supplier of palm oil, although several other Asian, Latin American and African countries are major producers.

Primary Nickel

The price of nickel is primarily affected by the global demand for and supply of nickel, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for nickel is significantly influenced by the level of global industrial economic activity.  The stainless steel industrial sector is particularly important to demand for nickel given that the use of nickel in the manufacture of stainless steel accounts for a significant percentage of world-wide nickel demand.  Growth in the production of stainless steel will therefore drive nickel demand.  An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  There are substitutes for nickel in various applications.  Their availability and price will also affect demand for nickel.  Nickel supply is dominated by Canada and the Commonwealth of Independent States (the “CIS”).  Exports from the CIS have increased in recent years.  The supply of nickel is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters.  Low prices for nickel in the early 1990s tended to discourage such investments.

Platinum

Platinum prices are primarily responsive to global supply and demand.  However, since the platinum supply is very limited, any disruptions in platinum supply tend to have an exaggerated effect on the price of platinum.  Key factors that may influence prices are the policies in or political stability of the most important producing countries, in particular, the Russian Federation and South Africa (which together account for over 90% of production), the size and availability of the Russian platinum stockpiles, as well as the economic situation of the main consuming countries.  Platinum is used in a variety of industries and the automotive industry.  Demand for platinum from the automotive industry, which uses platinum as a catalytic converter, accounts for approximately 80% of the industrial use of platinum.  Platinum is also used in the chemical industry, the electronics industry and the dental industry.  The primary non-industrial use of platinum is jewelry, which accounts for approximately 40% of the overall demand for platinum.

RBOB Gasoline

RBOB gasoline is the first nearby New York harbor reformulated gasoline blendstock for oxygen blending (“RBOB”) futures contract traded on the NYMEX in units of 42,000 gallons.  The contract is based on delivery at petroleum products terminals in New York harbor. RBOB is a wholesale non-oxygenated blendstock traded in the New York Harbor barge market that is ready for the addition of 10% ethanol at the truck rack.

The level of demand for non-oxygenated gasoline is primarily influenced by the level of global industrial activity.  In addition, the demand has seasonal variations, which occur during the “driving seasons” usually considered the summer months in North America and Europe.  Further, as RBOB is derived from crude oil, the price of crude oil also influences the price of RBOB.

Crude oil in turn is influenced by global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions.  Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil.  Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel.  Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels.  Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions.  Demand is also influenced by government regulations, such as environmental or consumption policies.  In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world.  Such events tend to affect oil prices worldwide, regardless of the location of the event.  Supply for crude oil may increase or decrease depending on many factors.  These include production decisions by the Organization of Oil and Petroleum Exporting Countries and other crude oil producers.  In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable.  Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.

Silver

Silver prices can fluctuate widely and may be affected by numerous factors.  These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru.  The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals.  In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities.  From time-to-time, above-ground inventories of silver may also influence the market.  The major end-uses for silver include industrial applications, photography, jewelry and silverware.

Soybeans - CBOT

The price of soybeans is primarily affected by the global demand for and supply of soybeans, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  In addition, prices for soybeans are affected by governmental programs and policies regarding agriculture, including soybeans, specifically, and trade, fiscal and monetary issues, more generally.  Extrinsic factors also affect soybean prices such as weather, crop yields, natural disasters, pestilence, technological developments, wars and political and civil upheavals.  Soy biodiesel, animal agriculture, edible soybean oil and new industrial uses are examples of major areas that may impact worldwide soybean demand.  The United States, Argentina and Brazil are the three largest suppliers of soybean crops.

Soybean Meal - CBOT

The price of soybean meal (“soymeal”) is primarily affected by the global demand for and supply of soymeal, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Soymeal is used primarily as an animal feed ingredient and therefore demand for soymeal is significantly influenced by the level of global livestock production.  Soymeal production is dominated by the United States, China, Brazil, Argentina and India.  Governmental programs and policies regarding agriculture, specifically, and trade, fiscal and monetary issues, more generally, in these countries could affect the supply and price of soymeal.  Extrinsic factors also affect soymeal prices such as weather, crop yields, natural disasters, pestilence, technological developments, wars and political and civil upheavals.

Sugar #11 (World) - NYBOT

Global prices for sugar are primarily affected by the global demand for and supply of sugar, but are also significantly influenced by governmental policy and international trade agreements, by speculative actions and by currency exchange rates.  Sugar is used primarily as a human food sweetener, but is also used in the production of fuel ethanol.  Global demand for sugar is influenced by level of human consumption of sweetened food-stuffs and beverages and to a lesser extent, by the level of demand for sugar as the basis for fuel ethanol.  The world export supply of sugar is dominated by the European Union, Brazil, Guatemala, Cuba, Thailand and Australia, while other countries, including India, the United States, Canada and Russia produce significant amounts of sugar for domestic consumption.  Governmental programs and policies regarding agriculture and energy, specifically, and trade, fiscal and monetary issues, more generally, in these countries and at a multinational level could affect the supply and price of sugar.  Extrinsic factors also affect sugar prices such as weather, disease and natural disasters.

Wheat - CBOT

Wheat is a grain commodity.  Grain prices are primarily affected by weather and crop growing conditions generally and the global demand for and supply of grain, which are driven by global grain production, population growth and economic activity.  In addition, prices for grain are affected by governmental and intergovernmental programs and policies regarding trade, agriculture, including grains, and energy specifically and fiscal and monetary issues, more generally.  Alternative uses for grains such as energy sources or in manufacturing also drive the prices for grains.  Such alternative uses may be dependent on governmental action, such as subsidies or tariffs and technological innovation.  Extrinsic factors also affect grain prices such as natural disasters, pestilence, scientific developments, wars and political and civil upheavals.  Substitution of other commodities for grain could also impact the price of grain.

West Texas Intermediate Light Sweet Crude Oil

The price of West Texas Intermediate light sweet crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions.  Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil.  Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel.  Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels.  Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions.  Demand is also influenced by government regulations, such as environmental or consumption policies.  In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world.  Such events tend to affect oil prices worldwide, regardless of the location of the event.  Supply for crude oil may increase or decrease depending on many factors.  These include production decisions by the Organization of Oil and Petroleum Exporting Countries and other crude oil producers.  In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable.  Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.  West Texas Intermediate light sweet crude oil is also subject to the risk that it has demonstrated a lack of correlation with world crude oil prices due to structural differences between the U.S. market for crude oil and the international market for crude oil.  As a result, the price of West Texas Intermediate light sweet crude oil may be more volatile than world crude oil prices generally.

Special High-Grade Zinc

The price of zinc is primarily affected by the global demand for and supply of zinc, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for zinc is significantly influenced by the level of global industrial economic activity.  The galvanized steel industrial sector is particularly important to demand for zinc given that the use of zinc in the manufacture of galvanized steel accounts for a significant percentage of world-wide zinc demand.  The galvanized steel sector is in turn heavily dependent on the automobile and construction sectors.  Growth in the production of galvanized steel will drive zinc demand.  An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  The supply of zinc concentrate (the raw material) is dominated by Australia, North America and Latin America.  The supply of zinc is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters.  Low prices for zinc in the early 1990s tended to discourage such investments.

The S&P GSCI™ Agricultural Index - Excess Return

The S&P GSCI™ Agricultural Index - Excess Return is a sub-index of the S&P GSCI™ – Excess Return (the “S&P GSCI™-ER”) and represents only the agricultural components of the S&P GSCI™-ER.  The S&P GSCI™ Agricultural Index - Excess Return is a global production weighted index of certain agricultural commodities in the world economy.  Global agricultural commodity prices are primarily affected by the global demand for and supply of those commodities, but is also significantly influenced by speculative actions and by currency exchange rates.  In addition, prices for agricultural commodities are affected by governmental programs and policies regarding agriculture, specifically, and trade, fiscal and monetary issues, more generally.  Extrinsic factors also affect agricultural commodity prices such as weather, disease and natural disasters.

The S&P GSCI™ Corn Index - Excess Return

The S&P GSCI™ Corn Index - Excess Return is composed entirely of corn futures contracts included in the S&P GSCI™-ER.  The commodity markets, including the corn markets, are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.  Global prices for corn are primarily affected by the global demand for and supply of corn, but are also significantly influenced by speculative actions and by currency exchange rates.  Corn is primarily used as a live-stock feed but is also processed into food and industrial products, including starches, sweeteners, corn oil, beverage and industrial alcohol, and fuel ethanol.  Demand for corn is influenced by a variety of factors including the level of global livestock production, the level of human consumption of corn and corn-derived products and, in the case of demand for production into ethanol, demand for corn as the basis for ethanol.  The supply of corn is dominated by the United States, China, Central and South America and the European Union.  Governmental programs and policies regarding agriculture and energy, specifically, and trade, fiscal and monetary issues, more generally, in these countries could affect the supply and price of corn.  Extrinsic factors also affect corn prices such as weather, disease and natural disasters.

The S&P GSCI™ Cotton Index - Excess Return

The S&P GSCI™ Cotton Index - Excess Return is composed entirely of cotton futures contracts included in the S&P GSCI™-ER.  Cotton prices are primarily affected by the global demand for and supply of cotton, but is also significantly influenced by speculative actions and by currency exchange rates.  In addition, prices for cotton are affected by governmental programs and policies regarding agriculture, including cotton, specifically, and trade, fiscal and monetary issues, more generally.  Extrinsic factors also affect cotton prices such as weather, crop yields, natural disasters, technological developments, wars and political and civil upheavals.  Demand for cotton has generally increased with worldwide growth and prosperity.

The S&P GSCI™ Crude Oil Index - Excess Return

The S&P GSCI™ Crude Oil Index - Excess Return is composed entirely of crude oil futures contracts included in the S&P GSCI™-ER.  Crude oil prices are primarily affected by the global demand for and supply of crude oil, but is also significantly influenced by speculative actions and by currency exchange rates.  In addition, prices for crude oil are affected by governmental programs and policies regarding energy, including oil, specifically, and trade, fiscal and monetary issues, more generally.  Extrinsic factors also affect crude oil prices such as weather, natural disasters, technological developments, wars and political and civil upheavals.  Demand for crude oil has generally increased with worldwide growth and prosperity.

The S&P GSCI™ Brent Crude Oil Index—Excess Return

The S&P GSCITM Brent Crude Oil Index—Excess Return is composed entirely of Brent crude oil futures contracts included in the S&P GSCITM-Excess Return. The price of Brent crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchanges. In addition, prices for Brent crude oil are affected by governmental programs and policies regarding energy, including oil, specifically, and trade, fiscal and monetary issues, more generally. Extrinsic factors also affects Brent crude oil prices such as weather, natural disasters, technological developments, labor activity, wars and political and civil upheavals. Demand for crude oil has generally increased with worldwide growth and prosperity.

The S&P GSCI™ Energy Index - Excess Return

The S&P GSCI™ Energy Index - Excess Return is a sub-index of the S&P GSCI™-ER and represents only the energy components of the S&P GSCI™-ER.  The S&P GSCI™ Energy Index - Excess Return is a production-weighted index of the principal energy commodities and currently include WTI crude oil, Brent crude oil, gasoline, heating oil, gasoil and natural gas.  It is designed to be a measure of the performance over time of the markets for these commodities and is composed of energy futures contracts traded on regulated futures exchanges.  Energy commodity prices are primarily affected by the global demand for and supply of the commodities, but are also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for energy is linked to general economic activity, as well as government regulations such as environmental or consumption policies.  In addition, prices for energy are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world.  Such events tend to affect prices worldwide, regardless of the location of the event.  Supply for crude oil may increase or decrease depending on many factors.  These include production decisions by the Organization of Oil and Petroleum Exporting Countries and other crude oil producers.  In the event of sudden disruptions in the supplies of oil, such as those caused by war or the prospect of war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable.  Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.

The S&P GSCI™ Gold Index - Excess Return

The S&P GSCI™ Gold Index - Excess Return is composed entirely of gold futures contracts included in the S&P GSCI™-ER.  The commodity markets, including the gold markets, are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention.  Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors.  These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events.  Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.  It is not possible to predict the aggregate effect of all or any combination of these factors.

The S&P GSCI™ Grains Index - Excess Return

The S&P GSCI™ Grains Index - Excess Return is composed entirely of futures contracts included in the S&P GSCI™-ER, on four different grain commodities; corn, soybeans, Chicago wheat and Kansas wheat.  Chicago wheat and Kansas wheat are each wheat futures contracts with the distinction being that they are traded on the Chicago Board of Trade and the Kansas City Board of Trade respectively.  Grain prices are primarily affected by weather and crop growing conditions generally and the global demand for and supply of grain, which are driven by global grain production, population growth and economic activity.  In addition, prices for grain are affected by governmental and intergovernmental programs and policies regarding trade, agriculture, including grains, and energy specifically and fiscal and monetary issues, more generally.  Alternative uses for grains such as energy sources or in manufacturing also drive the prices for grains.  Such alternative uses may be dependent on governmental action, such as subsidies or tariffs and technological innovation.  Extrinsic factors also affect grain prices such as natural disasters, pestilence, scientific developments, wars and political and civil upheavals.  Substitution of other commodities for grain could also impact the price of grain and therefore the performance of the S&P GSCI™ Grains Index - Excess Return.

The S&P GSCI™ Industrial Metals Index - Excess Return

The S&P GSCI™ Industrial Metals Index - Excess Return is a production weighted index of principal industrial metal physical commodities and currently include aluminum, copper, lead, nickel and zinc.  It is designed to be a measure of the performance over time of the markets for these commodities and is composed of industrial metals futures contracts traded on regulated futures exchanges.  Industrial metals commodity prices are primarily affected by the global demand for and supply of these metals, but are also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for industrial metals is significantly influenced by the level of global industrial economic activity, by adjustments to inventory in response to changes in economic activity and/or pricing levels, and by the availability of substitutes in various applications.  In recent years, industrialization in the developing world has driven up demand of industrial metals and their prices reached record levels in 2006.

Depending on the application, there may be substitutes for the industrial metals.  Low prices for metals such as nickel and zinc in the early 1990s tended to discourage such investments.

The S&P GSCI™ Light Energy Commodity Index - Excess Return

The S&P GSCI™-ER is a world production-weighted index that is designed to reflect the relative significance of each of the underlying commodities in the world economy.  This feature of the S&P GSCI™-ER facilitates the use of the S&P GSCI™-ER as a benchmark for changes in certain economic factors, such as inflation.  The S&P GSCI™ Light Energy Commodity Index - Excess Return, in contrast, is calculated by reducing the weight of each energy-related commodity included in the S&P GSCI™-ER to a level that is 1/4 of its weight in the S&P GSCI™-ER, with the remaining portion of each commodity’s weight allocated to the other commodities in the S&P GSCI™-ER on a pro rata basis.  As a result, the S&P GSCI™ Light Energy Commodity Index - Excess Return is not based on the relative world production levels of each of these commodities and might not serve as a benchmark for changes in inflation or other economic factor.  In particular, because of the significance of energy-related commodities to the world economy, a significant reduction in the weights of these commodities in the S&P GSCI™ Light Energy Commodity Index - Excess Return will substantially limit the effect of changes in energy prices on the S&P GSCI™ Light Energy Commodity Index - Excess Return.  Increases in the prices of energy commodities, therefore, will not increase the level of the S&P GSCI™ Light Energy Commodity Index - Excess Return to the same extent as the S&P GSCI™-ER.

The S&P GSCI™ Livestock Index - Excess Return

The S&P GSCI™ Livestock Index - Excess Return is a sub-index of the S&P GSCI™-ER and represents only the livestock components of the S&P GSCI™-ER.  The S&P GSCI™ Livestock Index - Excess Return is a global production weighted index of certain livestock commodities in the world economy and currently include live cattle, feeder cattle and lean hogs.  Global livestock commodity prices are primarily affected by the global demand for and supply of those commodities, but is also significantly influenced by speculative actions and by currency exchange rates.  In addition, prices for livestock commodities are affected by governmental programs and policies regarding food safety and livestock, specifically, and trade, fiscal and monetary issues, more generally.  Extrinsic factors also affect livestock commodity prices such as weather, disease and natural disasters.  Demand for livestock commodities has generally increased with worldwide growth and prosperity.

The S&P GSCI™ Precious Metals Index - Excess Return

The S&P GSCI™ Precious Metals Index - Excess Return is a sub-index of the S&P GSCI™-ER and represents only the gold and silver components of the S&P GSCI™-ER.  The S&P GSCI™ Precious Metals Index - Excess Return is an index of principal precious metal physical commodities and currently includes gold and silver.  Global precious metals commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates.  Gold and silver prices can fluctuate widely.  Gold prices are affected by numerous factors, including macroeconomic factors, industry factors and by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market.  Silver prices also may be affected by numerous factors including general economic trends, technical developments, substitution issues and regulation, as well as other factors.

The S&P GSCI™ Sugar Index - Excess Return

The S&P GSCI™ Sugar Index - Excess Return is composed entirely of sugar futures contracts included in the S&P GSCI™-ER.  The commodity markets, including the sugar markets, are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.  Global prices for sugar are primarily affected by the global demand for and supply of sugar, but are also significantly influenced by governmental policy and international trade agreements, by speculative actions and by currency exchange rates.  Sugar is used primarily as a human food sweetener, but is also used in the production of fuel ethanol.  Global demand for sugar is influenced by level of human consumption of sweetened food-stuffs and beverages and to a lesser extent, by the level of demand for sugar as the basis for fuel ethanol.  The world export supply of sugar is dominated by the European Union,

Brazil, Guatemala, Cuba, Thailand and Australia, while other countries, including India, the United States, Canada and Russia produce significant amounts of sugar for domestic consumption.  Governmental programs and policies regarding agriculture and energy, specifically, and trade, fiscal and monetary issues, more generally, in these countries and at a multinational level could affect the supply and price of sugar.  Extrinsic factors also affect sugar prices such as weather, disease and natural disasters.

The S&P GSCI™ - ER may in the future include contracts that are not traded on regulated futures exchanges

The S&P GSCI™-ER, from which the other indexes described above are derived, was originally based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”).  At present, the S&P GSCI™-ER continues to be comprised exclusively of regulated futures contracts.  As described below, however, the S&P GSCI™-ER may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation.  As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act of 1936, as amended, or other applicable statutes and related regulations, that govern trading on regulated futures exchanges.  In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories.  As a result, the trading of contracts on such facilities and the inclusion of such contracts in the S&P GSCI™-ER may be subject to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Higher future prices of S&P GSCI™ - ER commodities relative to their current prices may decrease the amount payable at maturity

The S&P GSCI™-ER is composed of futures contracts on physical commodities.  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity.  As the futures contracts that comprise the S&P GSCI™-ER approach expiration, they are replaced by contracts that have a later expiration.  Thus, for example, a contract purchased and held in August may specify an October expiration.  As time passes, the contract expiring in October is replaced by a contract for delivery in November.  This process is referred to as “rolling.”  If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.”  While many of the contracts included in the S&P GSCI™-ER have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times.  Moreover certain of the commodities included in the index have historically traded in “contango” markets.  Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months.  The absence of backwardation in the commodity markets could result in negative “roll yields,” which could adversely affect the value of the indexes described above and, accordingly, decrease the payment you receive at maturity.

ANNEX II

CERTAIN ADDITIONAL COMMODITY INDEX INFORMATION

The Dow Jones-UBS Commodity IndexSM

We have derived all information contained in this prospectus supplement regarding the Dow Jones-UBS Commodity IndexSM, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  Such information reflects the policies of, and is subject to change by, Dow Jones & Company, Inc. (“Dow Jones”) and UBS Securities LLC.  The Index is calculated, maintained and published by Dow Jones, in conjunction with UBS Securities LLC.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities constituting the Index.  The value of the Index is computed on the basis of hypothetical investments in the basket of commodities that make up the Index.

Overview

The Index was introduced in July 1998 to provide a unique, diversified and liquid benchmark for commodities as an asset class.  The Index currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities.  An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price.  The commodities included in the Index for 2009 are: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc.  Futures contracts on the Index are currently listed for trading on the Chicago Board of Trade (“CBOT”).

The Index is a proprietary index that Dow Jones, in conjunction with UBS Securities LLC, calculates, maintains and publishes.  The methodology for determining the composition and weighting of the Index and for calculating its value is subject to modification by Dow Jones and UBS Securities LLC at any time.

The Dow Jones-UBS Commodity Index Supervisory Committee

Dow Jones and UBS Securities LLC have established the Dow Jones-UBS Commodity Index Supervisory Committee (the “Committee”) to assist them in connection with the operation of the Index.  The Committee includes prominent members of the financial, academic and legal communities and meets annually to consider any changes to be made to the Index for the coming year.  The Committee may also meet at such other times as may be necessary.

As described in more detail below, the Index is reweighted and rebalanced each year in January on a price-percentage basis.  The annual weightings for the Index are determined each year in June by UBS Securities LLC.  Following the Committee’s annual meeting in June or July, the annual weightings are publicly announced in July.

Composition of the Index

Commodities Available For Inclusion in the Index

With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the commodities with the potential for inclusion in the Index is the subject of a futures contract that trades on a U.S. exchange.

The 23 potential commodities currently are aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, live cattle, lean hogs, natural gas, nickel, platinum, silver, soybeans, soybean oil, sugar, tin, unleaded gasoline, wheat and zinc.

The 19 commodities underlying the Index selected for 2009 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc.

Designated Contracts for Each Commodity

A futures contract known as a Designated Contract is selected for each commodity.  With the exception of several LME contracts, where the Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a Designated Contract for a commodity, the Committee selects the futures contract that is traded in North America and denominated in dollars.  If more than one such contract exists, the Committee selects the most actively traded contract.  Data concerning this Designated Contract will be used to calculate the Index.  The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that Designated Contract.

The composition of the Index is recalculated by UBS Securities LLC in June of each year, under the supervision of the Committee, taking in account the relative liquidity and production percentages for each commodity designated for potential inclusion in the Index.

Commodity Groups

For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Index are assigned to “Commodity Groups.”  The Commodity Groups, and the commodities currently included in each Commodity Group, are as follows:

Commodity Group	Commodity
Energy:	Crude Oil
Heating Oil
Natural Gas
Unleaded Gasoline
Precious Metals:	Gold
Platinum
Silver
Industrial Metals:	Aluminum
Copper
Lead
Nickel
Tin
Zinc
Livestock:	Live Cattle
Lean Hogs
Grains:	Corn
Soybeans
Soybean Oil
Wheat
Softs:	Cocoa
Coffee
Cotton
Sugar

Annual Reweightings and Rebalancings of the Index

The Index is reweighted and rebalanced each year in January on a price-percentage basis.  The annual weightings for the Index are determined each year in June by UBS Securities LLC under the supervision of the Committee, announced in July and implemented the following January.

Determination of Relative Weightings

The relative weightings of the component commodities included in the Index are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively.  Each June, for each commodity designated for potential inclusion in the Index, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”).  The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Index.  The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Index.  The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity.  This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Index (the “Index Commodities”) and their respective percentage weights.

The Index is designed to provide diversified exposure to commodities as an asset class.  To ensure that no single commodity or commodity sector dominates the Index, the following diversification rules are applied to the annual reweighting and rebalancing of the Index as of January of the applicable year:

•	No related group of commodities designated as a “Commodity Group” e.g., energy, precious metals, livestock, or grains) may constitute more than 33% of the Index.

•	No single commodity may constitute more than 15% of the Index.

•	No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Index.

•	No single commodity that is in the Index may constitute less than 2% of the Index.

Following the annual reweighting and rebalancing of the Index in January, the percentage of any single commodity or group of commodities at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

Commodity Index Multipliers

Following application of the diversification rules discussed above, CIPs are incorporated into the Index by calculating the new unit weights for each Index Commodity.  Towards the beginning of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement values on that date for Designated Contracts included in the Index, are used to determine a “Commodity Index Multiplier” or “CIM” for each Index Commodity.  This CIM is used to achieve the percentage weightings of the Index Commodities, in dollar terms, indicated by their respective CIPs.  After the CIMs are calculated, they remain fixed throughout the year.  As a result, the observed price percentage of each Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

The Index is calculated by Dow Jones, in conjunction with UBS Securities LLC, by applying the impact of the changes to the futures prices of commodities included in the Index (based on their relative weightings).  Once the CIMs are determined as discussed above, the calculation of the Index is a mathematical process whereby the CIMs for the Index Commodities are multiplied by the prices in U.S. dollars for the applicable Designated Contracts.  These products are then summed.  The percentage change in this sum is then applied to the prior Index value to calculate the current Index value.

The Index is a Rolling Index

The Index is composed of futures contracts on physical commodities.  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity.  In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased.  The rollover for each contract occurs over a period of five Index Business Days each month according to a pre-determined schedule.  This process is known as “rolling” a futures position.  The Index is, therefore, a “rolling index”.

Index Calculation Disruption Events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges.  The daily calculation of the Index will be adjusted in the event that UBS Securities LLC determines that any of the following Index calculation disruption events exists:

•	the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Index on that day,

•	the settlement value of any futures contract used in the calculation of the Index reflects the maximum permitted price change from the previous day's settlement value,

•	the failure of an exchange to publish official settlement values for any futures contract used in the calculation of the Index, or

•	with respect to any futures contract used in the calculation of the Index that trades on the LME, a business day on which the LME is not open for trading.

“Dow Jones®,” “UBS®,” “The Dow Jones-UBS Commodity IndexSM,” “DJ-UBSSM” and “DJ-UBSCISM” are service marks or trademarks of Dow Jones & Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by Morgan Stanley.

The PLUS are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC (“UBS Securities”) or any of their subsidiaries or affiliates.  None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the PLUS or any member of the public regarding the advisability of investing in securities or commodities generally or in the PLUS particularly.  The only relationship of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates to Morgan Stanley is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSSM, which is determined, composed and calculated by Dow Jones in conjunction with UBS Securities without regard to Morgan Stanley or the PLUS.  Dow Jones and UBS Securities have no obligation to take the needs of Morgan Stanley or the owners of the PLUS into consideration in determining, composing or calculating DJ-UBSSM.  None of Dow Jones, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash.  None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to the PLUS customers, in connection with the administration, marketing or trading of the PLUS.  Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the PLUS currently being issued by Morgan Stanley, but which may be similar to and competitive with the PLUS.  In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity IndexSM and Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures.  It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM and the PLUS.

This prospectus supplement relates only to the PLUS and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones-UBS Commodity IndexSM components.  Purchasers of the PLUS should not conclude that the inclusion of a futures contract in the Dow Jones-UBS Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates.  The information in this prospectus supplement regarding the Dow Jones-UBS Commodity IndexSM components has been derived solely from publicly available documents.  None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones-UBS Commodity IndexSM components in connection with the PLUS.  None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones-UBS Commodity IndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN.  NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO.  NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, UBS SECURITIES AND MORGAN STANLEY, OTHER THAN UBS AG.

The S&P GSCI™ - ER

We have derived all information regarding the S&P GSCI™-ER contained in this prospectus supplement, including, without limitation, its make-up and method of calculation from publicly available information.  The S&P GSCI™-ER is calculated, maintained and published daily, by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “S&P.”  The S&P GSCI™-ER is a world production-weighted index that is designed to reflect the relative significance of each of the underlying commodities in the world economy.  The S&P GSCI™-ER was established in May 1991 and represents the return of a portfolio of commodity futures contracts included in the S&P GSCI™, the composition of which, on any given day, reflects the CPW and “roll weights” of the contracts included in the S&P GSCI™ (discussed below).

Value of the S&P GSCI™ - ER

The value of the S&P GSCI™-ER on any given day is equal to the product of (i) the value of the S&P GSCI™-ER on the immediately preceding day multiplied by (ii) one plus the contract daily return on the day on which the calculation is made.  The value of the S&P GSCI™-ER is indexed to a normalized value of 100 on January 2, 1970.

Contract Daily Return

The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI™, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the S&P GSCI™ on the preceding day, minus one.

The total dollar weight of the S&P GSCI™ is the sum of the dollar weight of each of the underlying commodities.  The dollar weight of each such commodity on any given day is equal to (i) the daily contract reference price, (ii) multiplied by the appropriate CPWs and (iii) during a roll period, the appropriate “roll weights” (discussed below).

The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day.  In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided that, if the price is not made available or corrected by 4:00 P.M. New York City time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI™ calculation.

The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration.  Since the S&P GSCI™ is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI™ also takes place over a period of days at the beginning of each month (referred to as the “roll period”).  On each day of the roll period, the “roll weights” of the first nearby contract expirations on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI™ is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

If any of the following conditions exists on any day during a roll period, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist: (i) no daily contract reference price is available for a given contract expiration; (ii) any such price represents the maximum or minimum price for such contract month, based on exchange price limits; (iii) the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 P.M., New York City time (in such event, S&P may determine a daily contract reference price and complete the relevant portion of the roll based on such price, but must revise the portion of the roll if the trading facility publishes a price before the opening of trading on the next day); or (iv) trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll will be effected in its entirety on the next day on which such conditions no longer exist.

The S&P GSCI™

We have derived all information regarding the S&P GSCI™ contained in this prospectus supplement, including, without limitation, its make-up and method of calculation from publicly available information.  The S&P GSCI™ is calculated, maintained and published daily by S&P.  The S&P GSCI™ is an index on a production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria.  The S&P GSCI™ is designed to be a measure of the performance over time of the markets for these commodities.  The only commodities represented in the S&P GSCI™ are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries.  The commodities included in the S&P GSCI™ are weighted, on a production basis, to reflect the relative significance (in the view of S&P, in consultation with the Index Advisory Committee, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCI™ are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCI™ was established in 1991 and has been normalized such that its hypothetical level on January 2, 1970 was 100.  Futures contracts on the S&P GSCI™, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

Set forth below is a summary of the composition of and the methodology currently used to calculate the S&P GSCI™.  The methodology for determining the composition and weighting of the S&P GSCI™ and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI™, as described below.  S&P makes the official calculations of the S&P GSCI™.

The Index Advisory Committee established by S&P to assist it in connection with the operation of the S&P GSCI™ generally meets once each year to discuss the composition of the S&P GSCI™.  The Index Advisory Committee may, if necessary or practicable, meet at other times during the year as issues arise that warrant its consideration.

Composition of the S&P GSCI™

In order to be included in the S&P GSCI™ a contract must satisfy the following eligibility criteria:

•	The contract must be in respect of a physical commodity and not a financial commodity.

•
The contract must (a) have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and (b) at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement; and (c) be traded on a trading facility which allows market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the S&P GSCI™ that, at any given point in time, will be involved in rolls to be effected pursuant to the S&P GSCI™.

•
The commodity must be the subject of a contract that is (a) denominated in U.S. dollars and (b) traded on or through an exchange, facility or other platform (referred to as a trading facility) that has its principal place of business or operations in a country which is a member of the Organization for Economic Cooperation and Development and that meets other criteria relating to the availability of market price quotations and trading volume information, acceptance of bids and offers from multiple participants or price providers and accessibility by a sufficiently broad range of participants.

•
The price of the relevant contract that is used as a reference or benchmark by market participants (which we refer to as the daily contract reference price) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI™.

•
At and after the time a contract is included in the S&P GSCI™, the daily contract reference price for such contract must be published between 10:00 AM. and 4:00 P.M., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded.

•
For a contract to be eligible for inclusion in the S&P GSCI™, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made.

•	Contracts must also satisfy volume trading requirements and certain percentage dollar weight requirements to be eligible for inclusion in the S&P GSCI™.

The contracts currently included in the S&P GSCI™ are all futures contracts traded on the NYMEX, the ICE Futures, the Chicago Mercantile Exchange, the Chicago Board of Trade, the Coffee, Sugar & Cocoa Exchange, Inc., the New York Cotton Exchange, the Kansas City Board of Trade, the Commodities Exchange, Inc. and the LME.

Calculation of the S&P GSCI™

The value of the S&P GSCI™ on any given day is equal to the total dollar weight of the S&P GSCI™ divided by a normalizing constant that assures the continuity of the S&P GSCI™ over time.

Contract Expirations

Because the S&P GSCI™ is composed of actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.”  The contract expirations included in the S&P GSCI™ for each commodity during a given year are designated by S&P, in consultation with the Index Advisory Committee, provided that each such contract must be an “active contract.”  An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more contract expirations, the S&P GSCI™ will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by S&P.  If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate a replacement contract on the commodity.  The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI™.  To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCI™.